Exhibit 1

To Shareholders in the United States

The exchange offer or business combination referred to in this document is made for the securities of a foreign company. The offer is subjected to the disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its offices and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

(Security Code 2113)
June 6, 2011
To All Shareholders:

6-8-19 Imafukunishi, Joto-ku, Osaka
Shinko Sugar Co., Ltd.
Yoichi Higuchi President and Representative Director

Notice of Convocation of the 96th Annual Shareholders’ Meeting

We would like to express our sympathies to all the victims of the recent Great East Japan Earthquake and their families and our prayers for a rapid recovery.
You are cordially invited to attend the 96th Annual Shareholders’ Meeting, which will be held as set forth below.
If you are unable to attend, you may exercise your voting rights in writing. Please review the enclosed Reference Information for Shareholders’ Meeting, indicate whether you vote for or against each of the resolutions on the enclosed voting form, and return the form by mail. The Company must receive the form no later than 5:15 p.m. on Wednesday, June 22, 2011.

1.	Date and time:	10:00 a.m. on Thursday, June 23, 2011
2.	Place:	Plant Office Shinko Sugar Co., Ltd. 6-8-19 Imafukunishi, Joto-ku, Osaka, Japan The meeting site is different from last year, so please check the site access map at the end of this notice.
3.	Purpose of the Meeting

Matters to be Reported
1.Business report, consolidated financial statements, and audit report of the accounting auditors and audit report of the Board of Corporate Auditors for the 96th fiscal year (April 1, 2010 to March 31, 2011)

2.Non-consolidated financial statements for the 96th fiscal year (April 1, 2010 to March 31, 2011)
Matters to be Resolved

First Proposal	Appropriation of Surplus
Second Proposal	Approval of the Share Transfer Plan
Third Proposal	Election of Two Corporate Auditors
Fourth Proposal	Approval of Retirement Bonuses to Retiring Director and Corporate Auditors

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If you will attend the meeting in person, please bring the enclosed voting form to the meeting and submit it to the receptionist.
If any revisions to the enclosed reference materials, business report, consolidated financial reports, or non-consolidated financial reports become necessary up to the day before the shareholders’ meeting, notice will be provided by mail or on the Company’s website (http://www.shinko-sugar.co.jp).

(Submitted Documents)

Business Report
Covering the period from April 1, 2010 to March 31, 2011

1.            Matters concerning Current Status of the Corporate Group

(1)           Business Developments and Results

During the consolidated fiscal year under review, although there were some signs of recovery in corporate profits thanks to higher exports, mainly to emerging countries, the persistent high value of the yen and the protracted deflationary period as well as a poor employment environment made the future outlook for the Japanese economy unclear and personal consumption remained sluggish. The consolidated fiscal year under review ended under these conditions and amid concerns about the impact that the Great East Japan Earthquake of March 11, 2011 will have on the Japanese economy.
With regard to the refined sugar industry, sugar consumption continues to decline because of lagging personal consumption and other factors, and the outlook for the domestic sugar market remains unclear.
In overseas sugar markets during the consolidated fiscal year under review, the sugar spot price on the Coffee, Sugar and Cocoa Exchange in New York was 19.97 cents per pound at the beginning of the year, but prices rapidly increased because of supply instability in major producing countries including Brazil and India caused by unseasonable weather and other factors, briefly reaching 40 cents per pound in early November 2010. Prices subsequently fell, but the price was still high at 31.58 cents per pound when the consolidated fiscal year ended.
In domestic markets, the price at the beginning of the consolidated fiscal year was 183 yen (the spot price of White Superior Soft Sugar per kilogram on the spot market in Osaka reported in the Nihon Keizai Shimbun), fell to 177 yen in early July 2010, rose to 183 yen in mid-October 2010, increased further to 190 yen in late December 2010, and ended the fiscal year at this level.
Summaries of the performance of Shinko Sugar Group principal divisions are set forth below.
The Refined Sugar and Liquid Sugar Division were affected by sluggish personal consumption, but sales volume was up slightly from the previous fiscal year. Net sales were ¥12,642 million, up 10.4% from the previous fiscal year because of higher domestic sugar prices.
In the Crystal Sugar Division, a poor harvest of Japanese plums (ume) nationwide resulted in lower market shipment volumes compared to the previous year, pushing down demand for crystal sugar for plum wine and plum syrup, the main uses for crystal sugar. As a result, the sales volume was down from the previous fiscal year and net sales were ¥842 million, down 14.3% year on year.
Net sales excluding refined sugar, liquid sugar, and crystal sugar were ¥363 million.
As a result of these developments, Group net sales for the consolidated fiscal year under review were ¥13,848 million, up 8.4% from the previous year.
With regard to income, efforts were made to reduce selling and manufacturing costs with a focus on procurement of raw sugar at appropriate prices and on profitability, but the drastic increase in raw sugar prices in the second half of 2010 could not be passed along to consumers, and operating income fell 11.1% from the previous year to ¥829 million. Ordinary income was down 12.0% to ¥1,010 million, and net income was down 12.0% from the previous year to ¥641 million.

(2)           Status of Capital Investment and Financing

Total capital investment made during the consolidated fiscal year under review was ¥811 million. The main investments were in updating sugar refining facilities and liquid sugar shipping facilities and construction of a new product warehouse. The source of the funds for these investments was funds on hand.

(3)           Issues to be Addressed

Although there are some signs of recovery in the Japanese economy, employment circumstances remain adverse, and the effects of the March 11, 2011 Great East Japan Earthquake are unknown, and it is expected that the domestic economy and personal consumption will need time to recover. The Shinko Sugar Group did not incur any direct human losses or damage to production facilities as a result of the earthquake, and at this time there has been no impact on the Group’s financial results.

In the refined sugar industry, the outlook for the domestic economy remains unclear and there are concerns about declining demand for sugar and imports of competing sugar containing products continue to increase, and as a result, fierce sales competition amidst limited demand is anticipated.
Overseas raw sugar market prices may fluctuate substantially because of developments in leading import and export countries and speculation, and the market is expected to develop in unpredictable ways.
In addition, negotiations on agriculture at the WTO (World Trade Organization) and concerning EPA (Economic Partnership Agreements) and FTA (Free Trade Agreements) and discussions concerning participation in the TPP (Trans-Pacific Partnership) have not yet been concluded, but lowering duties on imported agricultural products is a global economic trend, and the Group will closely monitor the agricultural policies of the Japanese government and future developments.
Under these adverse conditions, the Shinko Sugar Group will work to gain the satisfaction and confidence of its customers through the stable provision of high-quality, safe, and reliable products in accordance with its corporate motto of “supporting a bright and enriching food culture” while striving to enhance the transparency of management and contribute to society through improved efficiency and financial results to meet the expectations of shareholders, business partners, employees, and other stakeholders. In addition, the Group will make every effort to raise corporate value, as measured by key indicators including net sales, operating income, ordinary income, net income, and return on assets, by further enhancing the quality controls previously implemented, reinforcing cost management and sales capabilities, and raising management efficiency.
We request the continued cooperation and support of our shareholders.

(4)           Assets and Income

(i)           Group assets and income

Item		93rd fiscal term FY 2007	94th fiscal term FY 2008	95th fiscal term FY 2009	96th fiscal term (consolidated fiscal year under review) FY 2010
Sales	(in million yen)	12,218	12,042	12,773	13,848
Ordinary income	(in million yen)	1,054	868	1,148	1,010
Net income	(in million yen)	659	523	729	641
Net income per share		¥57.30	¥45.58	¥63.49	¥55.87
Total assets	(in million yen)	12,488	12,539	13,462	14,074
Net assets	(in million yen)	10,935	11,305	11,932	12,450
Note: Net income per share is calculated based on the average number of issued shares outstanding during the fiscal term (excluding treasury shares).

(ii)           Shinko Sugar assets and income

Item		93rd fiscal term FY 2007	94th fiscal term FY 2008	95th fiscal term FY 2009	96th fiscal term (fiscal year under review) FY 2010
Sales	(in million yen)	11,902	11,729	12,463	13,525
Ordinary income	(in million yen)	878	757	998	1,153
Net income	(in million yen)	496	425	568	780
Net income per share		¥43.15	¥37.04	¥49.47	¥67.99
Total assets	(in million yen)	10,345	10,372	11,163	11,903
Net assets	(in million yen)	8,935	9,235	9,714	10,376
Note: Net income per share is calculated based on the average number of issued shares outstanding during the fiscal term (excluding treasury shares).

(5)           Status of Parent Company and Principal Subsidiaries

(i)            Parent company

Shinko Sugar’s parent company is Sumitomo Corporation, which holds 7.873 million shares of Shinko Sugar (68.98% of voting rights). The Company purchases raw materials and products through Sumitomo Corporation and sells its manufactured products to Sumitomo as a sales agent.

(ii)           Important subsidiaries and affiliates

Name	Capital		Shinko Sugar’s Stake	Main Business Activities
Asahi Bussan K.K.	16	million yen	46.56%	Barge transport-action, cargo operations
Shinko Togyo K.K.	300	million yen	50.00%	Domestic production and sale of centrifugal sugar

(6)           Main Business Activities

The main business activities of the Shinko Sugar Group are the manufacture and sale of sugars (refined sugar, liquid sugar, and crystal sugar).

(7)           Main Sales Branches and Plants

Shinko Sugar	Head office and plant	Joto-ku, Osaka
Asahi Bussan K.K.	Head office	Nishi-ku, Osaka
Shinko Togyo K.K.	Head office	Joto-ku, Osaka
	Plant	Kumage-gun, Kagoshima Prefecture

(8)           Employees

(i)           Group employees

Number of Employees	Change from End of Previous Consolidated Fiscal Year
118	Increase of 2

(ii)           Shinko Sugar employees

Number of Employees	Change from End of Previous Fiscal Year	Average Age	Average Length of Continuous Employment
68	Increase of 2	43.1 years old	17.3 years

(9)           Principal Lenders and Amounts of Loans

No applicable data.

(10)           Other Important Matters concerning the Current State of the Shinko Sugar Group

On May 12, 2011, the Boards of Directors of Shinko Sugar and Nissin Sugar Manufacturing Co., Ltd. adopted resolutions approving the establishment of a joint holding company through a joint share transfer on October 3, 2011 (planned) on the assumption of approval at the ordinary shareholders’ meeting of Shinko Sugar scheduled for June 23, 2011 and the ordinary shareholders’ meeting of Nissin Sugar Manufacturing scheduled for June 28, 2011. The two companies prepared a joint Share Transfer Plan and entered into a Memorandum on Management Integration.

2.           Matters concerning Shinko Sugar Shares (as of March 31, 2011)

(1) Total number of authorized shares:	37,522,000
(2) Total number of outstanding shares	11,522,000	(including 38,900 treasury shares)
(3) Number of shareholders	1,355
(4) Principal shareholders (top 10)

Shareholder	Number of shares held		Stake
Sumitomo Corporation	7,873	(thousand shares)	68.56%
Nissin Sugar Manufacturing Co., Ltd.	730	(thousand shares)	6.36%
Sugahara Transport K.K.	190	(thousand shares)	1.65%
K.K. Murakami Shoten	130	(thousand shares)	1.13%
Shigeo Sugawara	90	(thousand shares)	0.78%
Takanori Hirano	81	(thousand shares)	0.71%
Yoshihisa Harada	64	(thousand shares)	0.56%
Sanritsu Confectionary Co., Ltd.	50	(thousand shares)	0.44%
K.K. Harvest	41	(thousand shares)	0.36%
Shohei Matsushima	35	(thousand shares)	0.30%
Note: The Company owns 38,900 treasury shares but is excluded from the above list of principal shareholders. Also, stakes are calculated excluding treasury shares.

(5)           Other Important Matters concerning the Company’s Shares

No applicable data.

3.            Matters concerning Officers

(1)           Names of Directors and Corporate Auditors (as of March 31, 2011)

Title	Name	Area of Responsibility	Main Concurrent Positions
President and Representative Director	Yoichi Higuchi		President and Representative Director, Shinko Togyo K.K.
Managing Director	Masanori Abe	In charge of Marketing and General Manager of Comprehensive Safety Measures Office
Director	Yasunobu Yamaguchi		President and Representative Director, Asahi Bussan K.K.
Director	Mutsuo Sunaoka	In charge of General Affairs
Director	Tatsuhisa Kojima	Plant Manager and General Manager of Engineering Department
Director	Shizunori Sunasaka	Director of Manufacturing
Director	Koji Shibayama	General Manager of Corporate Planning Office
Director	Koji Morinaga		Deputy General Manager of Grain and Sweeteners Department of Sumitomo Corporation
Corporate Auditor (full-time)	Rikiro Adachi
Corporate Auditor (full-time)	Hidenori Hara
Corporate Auditor	Masayuki Tsubota		Corporate Officer and General Manager of Planning and Administration Department, General Products and Real Estate Business Unit of Sumitomo Corporation
Corporate Auditor	Ikuo Shimada		Corporate Officer and CFO, Jupiter Shop Channel Co., Ltd..
Corporate Auditor	Yoshikatsu Moriguchi		Attorney Outside Corporate Auditor, Daicel Chemical Industries, Ltd.
Notes
1.	Director Koichi Murakami retired effective as of the conclusion of the 95th Ordinary Shareholders’ Meeting held on June 24, 2010.
2.	Koji Shibayama was elected as a director and Yoshikatsu Moriguchi was elected as a corporate auditor at the 95th Ordinary Shareholders’ Meeting held on June 24, 2010.
3.	Corporate Auditors Masayuki Tsubota, Ikuo Shimada, and Yoshikatsu Moriguchi are outside corporate auditors specified in Article 2, Paragraph (16) of the Companies Act.
4.
Corporate Auditor Masayuki Tsubota has extensive knowledge concerning finance and accounting including serving as general manager of accounting for Sumitomo Corporation. Corporate Auditor Ikuo Shimada as many years of accounting experience at Sumitomo Corporation and other companies and has extensive knowledge concerning finance and accounting. Corporate Auditor Yoshikatsu Moriguchi has specialized knowledge and experience as an attorney.

(2)           Director and Corporate Auditor Compensation

Director and corporate auditor compensation during the fiscal year under review was as follows.

Position	Number of Persons	Amount of Compensation
Director	9	¥67 million
Corporate auditor (Including outside corporate auditors)	5 (3)	¥33 million (¥4 million)
Total (Including outside officers)	14 (3)	¥100 million (¥4 million)
Notes
1.	The above amounts include compensation to one director who retired effective as of the conclusion of the 95th Ordinary Shareholders’ Meeting held on June 24, 2010.
2.	Amounts of director compensation do not include the employee salary portion for those directors who also serve as employees.
3.	The above amounts of compensation include the following.
•
¥15 million transferred during the fiscal year under review to reserves for officer bonuses (¥13 million for eight directors, ¥2 million for five corporate auditors, and zero for three outside officers).

•
¥10 million transferred during the fiscal year under review to reserves for officer retirement bonuses (¥8 million for nine directors, ¥2 million for five corporate auditors, and zero for three outside officers).

4.
In addition to the above, ¥9 million was paid to one director as an officer retirement bonus in accordance with a resolution adopted at the 95th Ordinary Shareholders’ Meeting held on June 24, 2010. This amount is included in transfers to reserves for officer retirement bonuses noted in the business reports for the fiscal year under review and prior fiscal years.

(3)           Matters concerning Outside Officers

(i)           Primary corporations where outside officers concurrently serve and relationships with the Company

Corporate Auditor Masayuki Tsubota serves as a Corporate Officer and General Manager of Planning and Administration Department, General Products and Real Estate Business Unit of Sumitomo Corporation. The Company is a consolidated subsidiary of Sumitomo Corporation, purchases raw materials and products through Sumitomo, and sells its manufactured products to Sumitomo as a sales agent.
Corporate Auditor Ikuo Shimada is an Corporate Officer and CFO of Jupiter Shop Channel Co., Ltd. The Company does not have any business dealings with Jupiter Shop Channel.
Corporate Auditor Yoshikatsu Moriguchi is an outside corporate auditor of Daicel Chemical Industries, Ltd. The Company does not have any special interests with Daicel Chemical Industries.

(ii)           Principal activities of outside officers

Position	Name	Principal Activities
Corporate Auditor	Masayuki Tsubota
Attended all 11 Board of Directors meetings and all 13 Board of Corporate Auditors meetings held during the fiscal year under review and gave advice and made suggestions from a wide range of perspectives to ensure the suitability and appropriateness of the decisions of the Board of Directors.

Corporate Auditor	Ikuo Shimada
Attended all 11 Board of Directors meetings and 12 of 13 Board of Corporate Auditors meetings held during the fiscal year under review and gave advice and made suggestions from perspectives of finance and accounting to ensure the suitability and appropriateness of the decisions of the Board of Directors.

Corporate Auditor	Yoshikatsu Moriguchi
Following appointment as a corporate auditor, attended all 9 Board of Directors meetings and all 10 Board of Corporate Auditors meetings held during the fiscal year under review and gave advice and made suggestions from a wide range of perspectives to ensure the suitability and appropriateness of the decisions of the Board of Directors.

(iii)           Summary of liability-limiting agreements

Pursuant to Article 427, Paragraph 1 of the Companies Act, the Company has executed agreements with each outside corporate auditor limiting their liability for the damages specified in Article 423, Paragraph 1 of that act.
The liability of the Company’s outside corporate auditors under Article 423, Paragraph 1 of the Companies Act is limited to the minimum amount specified in Article 425, Paragraph 1 of that act.

4.           Matters concerning the Accounting Auditor

(1)　 Name of Accounting Auditor
KPMG AZSA LLC

(2)           Amount of Compensation Paid to Accounting Auditor during the Fiscal Year Under Review

Item	Amount Paid
(1) Amount of compensation for serving as the Company’s accounting auditor	¥27 million
(2) Total cash and other financial benefits to be paid by the Company and its subsidiaries	¥27 million
Note: Under the audit agreement between the Company and the accounting auditor, there is no distinction between the compensation for audits under the Companies Act and the Financial Instruments and Exchange Act and the two amounts cannot be practicably distinguished from each other. Thus, the above amount of compensation for audit services is the aggregate amount for these two services.

(3)           Policies concerning Decisions regarding Dismissal or Non-Reelection of Accounting Auditor

If the Company determines that one of the matters set forth in the items of Article 340, Paragraph 1 of the Companies Act applies or determines that a substantial impediment to the Company’s audit operations has occurred because the accounting auditor’s license was suspended by supervisory authorities or the like, then the Company shall dismiss or not re-elect the accounting auditor.

5.           Corporate Systems and Policies for Ensuring the Appropriateness of Business Operations

The Company’s Board of Directors adopted resolutions on the following matters concerning systems for ensuring the appropriateness of business operations as specified in the Companies Act and the Companies Act Enforcement Regulations.

(1)           Systems for ensuring compliance by directors and employees with laws, regulations, and the Articles of Incorporation in the performance of their duties

•
The Company has adopted a Code of Conduct and conduct guidelines in accordance with the Company’s fundamental management policies. The Company calls for strict compliance with laws and regulations in the Code of Conduct and has positioned the Code of Conduct among the Company’s rules and distributed it to Company and Group officers and employees. The Company also conducts educational activities concerning the Code of Conduct.

•	The Company established a Compliance Committee chaired by the President to discuss important compliance-related issues.
•
The Company uses an internal whistleblower protection system to enable officers and employees to express their opinions and make proposals concerning compliance and other issues directly to the Compliance Committee and a designated attorney.

(2)           Systems concerning the maintenance and management of information relating to the performance of duties by directors

•
The Company has adopted company rules and appropriately retains important documents relating to the various committees and information concerning the performance of duties and decision-making. Further, the Company has implemented measures necessary for preventing information from leaking outside the company and has established rules concerning the external provision of information.

•	Upon request from the corporate auditors, material documents relating to the performance of duties at any time will be provided in a timely manner for inspection.

(3)           Rules and other systems concerning management of the risk of loss

•
Each department has adopted rules, manuals, work procedures, and the like concerning their respective operations and implements improvements necessary for risk reduction. The Comprehensive Safety Measures Office, Corporate Planning Office and General Affairs Department are the central organizations involved in monitoring inter-departmental risks and implementing companywide responses.

•
As a general rule, Board of Directors meets monthly, and the Committee of Officers and General Managers, which comprises directors and general manager-class executives, meets weekly to discuss important matters concerning management.

•
With regard to fire and disaster prevention, on the basis of the Health and Safety Management Rules, a Fire Prevention Plan was proposed and implemented, so that the actions and training that officers and employees should undertake are carried out accordingly, and preparations for emergencies are made.

•	The Company has adopted safe work standards concerning health and safety management and conducts officer and employee training to raise awareness of health and safety issues.
•	The Comprehensive Safety Measures Office conducts periodic internal audits of each department to monitor operations and reports the results to the Board of Directors.

(4)           Systems to ensure efficiency in the performance of duties by directors

•	The number of directors is within a range that allows for adequate deliberation at Board of Directors meetings as well as prompt and reasonable decision-making.
•
In addition to the Board of Directors, the Committee of Officers and General Managers, which comprises directors and general manager-class executives, meets weekly and reports on the status of business operations.

•
In accordance with company rules, matters that must be submitted to the Board of Directors for resolution are codified, the responsibilities of officers are clearly stated, and decision-making authority concerning important matters is codified.

(5)           Systems to ensure the appropriateness of the operations the Company and its corporate group including its parent company and subsidiaries

•	The Company receives advice concerning internal controls from its parent company and makes improvements.
•	The Company adopted Corporate Principles and a Code of Conduct and shares with the Group information concerning values that are to be complied with.
•	Management targets are codified and the roles of each level within the organization are made clear in order to achieve those targets.

(6)           Systems concerning employees who assist the corporate auditors upon request by the corporate auditors and matters concerning the independence of such employees from the directors

•
If the corporate auditors request the assignment of an employee to assist in the performance of the corporate auditors’ duties, a small number of employees are assigned to assist the corporate auditors. Discussions are held with the corporate auditors concerning personnel evaluations, transfers, and so on of such employees.

(7)           Systems for directors and employees to report to corporate auditors and other systems concerning reporting to corporate auditors

•
The corporate auditors are requested to attend meetings of the Board of Directors, the Committee of Officers and General Managers Conference, and other important conferences to ensure that the corporate auditors fully understand the decision-making processes concerning important matters and the status of operations, and curricular memos and other important documents are circulated to the corporate auditors, and the corporate auditors are briefed as necessary.

(8)           Systems to ensure effective implementation of audits by the corporate auditors

•
The corporate auditors periodically meet with the accounting auditors to understand the status of auditing activities by the accounting auditors and to exchange information. The corporate auditors also attend audit review meetings and monitor inventory takings, and so on and work to raise the efficiency and quality of their audit activities.

•	The corporate auditors hold periodic liaison meetings with the representative directors of the Company and the corporate auditors of the Company’s subsidiary.
•
The Comprehensive Security Measures Office, Corporate Planning Office, and General Affairs Department hold periodic liaison meetings with the corporate auditors and work in close collaboration with them.

(9)           Systems to ensure the reliability of financial statements

•
The Company has positioned an internal control reporting systems pursuant to the Financial Instruments and Exchange Act as one aspect of the development of infrastructure for reinforcing the Company’s standing. To ensure the reliability of financial statements, which consolidate financial information relating to the organization as a whole, the Company has established effective and efficient internal controls relating to financial reporting and implements and assesses those controls.

(10)           Fundamental stance on and status of measures for eliminating anti-social forces

•
The Company states in its Code of Conduct that it shall “conduct corporate activities in compliance with laws and regulations and in accordance with social ethics.” To put this into practice, one of the conduct guidelines provides that “anti-social forces shall be handled with an uncompromising attitude,” and this stance is made known throughout the Company.

•
In accordance with this fundamental policy, in the event of an improper demand from anti-social forces or groups, the General Affairs Department serves as a response headquarters to gather relevant information and conduct central management and appropriate measures are taken in collaboration with outside agencies including the police and attorneys.

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Note: All monetary amounts and numbers of shares are rounded down to the nearest indicated units.

Consolidated Balance Sheet

As of March 31, 2011

			(In thousands of yen)
Item	Amount	Item	Amount
Assets		Liabilities
Current assets	7,438,622	Current liabilities	1,327,086
Cash and deposits	529,803	Accounts payable	477,978
Accounts receivable	668,671	Income taxes payable	85,009
Merchandise and finished goods	605,916	Other accounts payable	479,635
Work in progress	192,208	Reserves for officer bonuses	15,150
Raw materials and supplies	908,903	Other	269,312
Deferred tax assets	65,405
Deposits	4,450,000	Long-term liabilities	297,194
Other	18,712	Reserves for retirement benefits	239,492
Allowance for doubtful accounts	(1,000)	Reserves for officer retirement benefits	55,903
		Other	1,798
Fixed assets	6,636,303
Property, plant and equipment	3,736,107	Total liabilities	1,624,280
Buildings and structures	861,042	Net Assets
Machinery, equipment and carriers	1,553,635	Shareholder equity	12,257,418
Land	1,151,226	Common stock	1,495,000
Construction in progress	105,839	Capital surplus	942,783
Other	64,363	Retained earnings	9,835,971
Intangible fixed assets	145,929	Treasury stock	(16,336)
Software	134,826
Software in progress	11,103
Investments and other assets	2,754,265	Accumulated other comprehensive income	5,738
Investment securities	2,587,446	Net unrealized holding gains on securities	5,738
Deferred tax assets	133,475	Minority interests in consolidated subsidiaries	187,487
Other	40,951
Allowance for doubtful accounts	(7,607)	Total net assets	12,450,645
Total assets	14,074,925	Total liabilities and net assets	14,074,925
Note: Amounts are rounded down to the nearest thousand yen.

Consolidated Statement of Income

April 1, 2010 to March 31, 2011

(In thousands of yen)
Item	Amount
Net sales		13,848,503
Cost of sales		11,277,751
Gross profit on sales		2,570,751
Selling, general and administrative expenses		1,741,686
Operating income		829,065
Other income
Interest income	28,887
Dividend income	4,707
Equity in earnings of unconsolidated affiliates	165,675
Other	12,269	211,540
Other expenses
Loss on disposal of fixed assets	19,283
Loss on sale of golf memberships	2,550
Write-down of golf memberships	6,828
Other	1,035	29,698
Ordinary income		1,010,907
Income before income taxes		1,010,907
Income taxes (current)	354,517
Income taxes (deferred)	18,310	372,828
Income before minority interests		638,079
Minority interests in income of consolidated subsidiaries		(3,509)
Net income		641,588
Note: Amounts are rounded down to the nearest thousand yen.

Consolidated Statement of Changes in Net Assets

April 1, 2010 to March 31, 2011
(In thousands of yen)
	Shareholder Equity
	Common Stock	Capital Surplus	Retained Earnings	Treasury Stock	Total Shareholder Equity
Balance as of March 31, 2010	1,495,000	942,783	9,309,226	(15,792)	11,731,217
Changes of items during the period
Cash dividends paid			(114,843)		(114,843)
Net income			641,588		641,588
Treasury stock purchased				(543)	(543)
Changes of items during the period other than shareholder equity (net)
Total changes of items during the period	-	-	526,744	(543)	526,201
Balance as of March 31, 2011	1,495,000	942,783	9,835,971	(16,336)	12,257,418

	Accumulated other comprehensive income		Minority interests	Total net assets
	Net unrealized holding gains on securities	Accumulated other comprehensive income
Balance as of March 31, 2010	8,960	8,960	192,706	11,932,884
Changes of items during the period
Cash dividends paid				(114,843)
Net income				641,588
Treasury stock purchased				(543)
Changes of items during the period other than shareholder equity (net)	(3,221)	(3,221)	(5,219)	(8,440)
Total changes of items during the period	(3,221)	(3,221)	(5,219)	517,760
Balance as of March 31, 2011	5,738	5,738	187,487	12,450,645
Note: Amounts are rounded down to the nearest thousand yen.

Notes to Consolidated Financial Statements
(Notes concerning significant matters that served as the basis for preparation of consolidated financial statements)

1. Scope of Consolidation
Number of consolidated subsidiaries: 1
Name of significant consolidated subsidiary: Asahi Bussan Corporation

2. Application of the Equity Method
(1)	Number of equity method affiliates: 1 Name of significant affiliate: Shinko Togyo K.K.
(2)
Matters concerning procedures for application of the equity method
The fiscal year-end of Shinko Togyo K.K. (August 31), which is an equity method affiliate, differs from that of the Company, and as a result, financial statements were prepared on the basis of a pro forma settlement of Shinko Togyo K.K. on the last day of its second quarter (February 28).

3. Fiscal Year of Consolidated Subsidiaries
The fiscal year-end of the consolidated subsidiary is the same as that of the Company.

4. Significant Accounting Policies
(1)	Standards and methods for valuation of significant assets
(i)	Securities
(a)	Held-to-maturity-securities
Amortized cost method (straight line)
(b)	Available-for-sale securities
Securities with market values	Market value is based on the market price on the last day of the fiscal period (valuation differences are included in net assets, and sales prices are calculated using the moving-average method)
Securities without market values	Moving average cost method

(ii)	Inventories
(a)	Imported and undelivered raw materials Cost method using the first in, first out method (book value reduced on the basis of decline in profitability)
(b)
Merchandise, finished goods, raw materials other than imported and undelivered raw materials, and work in progress
Moving average cost method (book value reduced on the basis of decline in profitability)

(2)	Depreciation and amortization of significant depreciable assets
(i) Property, plant and equipment (excluding lease assets)
Declining-balance method.
The methods and standards specified in the Corporation Tax Act are applied with respect to useful life and remaining value; however, the straight-line method is applied to assets acquired on and after April 1, 1998 (excluding buildings and fixtures).

(ii) Intangible fixed assets (excluding lease assets)
Straight-line method.
The methods and standards specified in the Corporation Tax Act are applied with respect to years of depreciation; however, an internal useful life (five years) is applied with respect to software (used by the Company).

(iii) Lease assets
Straight-line method with the lease term as the useful life and zero as the remaining value.  Finance lease transactions other than those involving a transfer of ownership with a start date on or before March 31, 2008 are handled in accordance with the method for operating lease transactions.

(3)	Accounting for Significant Reserves
(i) Allowances for doubtful receivables
Estimated irrecoverable amounts are set aside to prepare for possible defaults on receivables. For general receivables, the amount is computed using the past delinquency rates, and for specific receivables deemed likely to become delinquent, recoverability is considered on an individual basis.

(ii) Reserves for officer bonuses	The Company records the amount of expected bonus payments for the current consolidated fiscal year.
(iii) Reserves for retirement benefits
The Company records the recognized amount at the end of the current consolidated fiscal year based on retirement benefit obligations and pension assets at the end of the current consolidated fiscal year.

(iv) Reserves for officer retirement bonuses	The Company records the required bonus amount at the end of the current consolidated fiscal year based on the Officer Retirement Benefit Rules.

(4)	Other Significant Matters for Preparation of the Consolidated Financial Statements
Accounting for consumption taxes
Figures are recorded net of national and local consumption taxes.

5.	Changes to Significant Accounting Policies that Served as the Basis for Preparation of Consolidated Financial Statements
(1)
Application of the Accounting Standard for Equity Method of Accounting for Investments and Practical Solution on Unification of Accounting Policies Applied to Associates Accounted for Using the Equity Method

Effective from the year ended March 31, 2011, the Company applied the Accounting Standard for Equity Method of Accounting for Investments (Accounting Standards Board of Japan Statement No. 16, March 10, 2008) and Practical Solution on Unification of Accounting Policies Applied to Associates Accounted for Using the Equity Method (PITF No. 24, March 10, 2008).
This change had no impact on income or losses.

(2)	Application of the Accounting Standard for Asset Retirement Obligations
Effective from the year ended March 31, 2011, the Company applied the Accounting Standard for Asset Retirement Obligations (ASBJ Statement No. 18, March 31, 2008) and the Guidance on Accounting Standard for Asset Retirement Obligations (ASBJ Guidance No. 21, March 31, 2008).
This change had no impact on income or losses.

(3)	Application of the Accounting Standard for Consolidated Financial Statements
Effective from the year ended March 31, 2011, the Company applied the Accounting Standard for Consolidated Financial Statements (ASBJ Statement No. 22, December 26, 2008).
There was no impact on the consolidated financial statements as a result of changing the valuation method used for the assets and liabilities of consolidated subsidiaries from the partial purchase method to the full purchase method.

6.	Changes in Presentation
Effective from the year ended March 31, 2011, the Company has adopted the Ordinance Partially Amending the Companies Law Enforcement Rules, the Corporate Accounting Rules, etc. (Ministry of Justice Ordinance No.7 of 2009, March 27, 2009), based on the “Accounting Standard for Consolidated Financial Statements” (ASBJ Statement No. 22, December 26, 2008), and as a result the account item “Income before minority interests” is presented.

7.	Additional Information
Effective from the year ended March 31, 2011, the Company applied the Accounting Standard for Presentation of Comprehensive Income (ASBJ Statement No. 25, June 30, 2010). “Valuation and translation differences” and “total valuation and translation differences” are presented as “accumulated other comprehensive income” and “total accumulated other comprehensive income” in the Consolidated Balance Sheet and Consolidated Statement of Changes in Net Assets.

Notes to Consolidated Balance Sheet

1.	Assets and liabilities relating to affiliates are as follows:
Investment securities (shares)	¥1,965,282 thousand

2.	Security interests in assets
(1)   Book value of assets pledged as collateral
Investment securities	¥299,817 thousand

(2)   Liabilities secured by assets pledged as collateral
Other current liabilities (adjustment for imported sugar accounts payable)	¥60,333 thousand

3.	Accumulated depreciation on property, plant and equipment : ¥9,526,602 thousand

Notes to Consolidated Statement of Changes in Net Assets

1.	Type and total number of outstanding shares and type and total number of treasury stock
	Number of shares at end of prior consolidated fiscal year (thousand)	Increase in number of shares during consolidated fiscal year (thousand)	Decrease in number of shares during consolidated fiscal year (thousand)	Number of shares at end of current consolidated fiscal year (thousand)
Outstanding shares
Common stock	11,522	-	-	11,522
Total	11,522	-	-	11,522
Treasury stock
Common stock	37	1	-	38
Total	37	1	-	38
Note: The 1,000-share increase in treasury shares was from the acquisition of less than one unit share.

2.	Dividends
(1)	Dividend payment amounts
Resolution	Share type	Total dividend (in thousands of yen)	Dividend per share (yen)	Record date	Effective date
June 24,2010 Ordinary Shareholders’ Meeting	Common stock	114,843	10	March 31, 2010	June 25, 2010

(2)	Dividends for which the record date falls in the current consolidated fiscal year but the effective date of distribution falls in the following consolidated fiscal year
The following is scheduled for resolution.
Resolution	Share type	Total dividend (in thousands of yen)	Source of funds for dividend	Dividend per share (yen)	Record date	Effective date
June 23, 2011 Ordinary Shareholders’ Meeting	Common stock	114,831	Retained earnings	10	March 31, 2011	June 24, 2011

Notes concerning Retirement Benefits

1.	Retirement Benefit Liabilities
Retirement benefits liabilities	¥446,176 thousand
Balance of pension assets	¥206,683 thousand
Retirement benefits reserves	¥239,492 thousand

2.	Retirement Benefit Expenses
The simplified method is used for calculation of retirement benefit expenses
Retirement benefit expenses	¥47,148 thousand
Employment expenses	¥47,148 thousand

Notes concerning Financial Instruments

1.	Status of financial instruments
(1)	Policies for using financial instruments
The Group invests its capital in safe and highly liquid financial assets and uses funds on hand for operating funds and capital funds.

(2)	Contents and risks for financial instruments
Operating receivables such as “Accounts receivable” are exposed to customer credit risks.
Marketable securities and investments securities are mainly corporate bonds held to maturity and shares relating to business alliances with business partners.  These securities are exposed to the risk of changes in market prices.
Deposits are surplus fund deposits with Sumitomo Shoji Financial Management Co., Ltd.  These deposits are exposed  to the risk of changes in market interest rates.
Operating liabilities such as “Accounts payable” all have due dates within one year.

(3)	Risk management structure for financial instruments
(i) Management of credit risks (risks relating to non-performance of agreements by business partners)
With regard to customer credit risks relating to the Company’s accounts receivables, the majority of the Company’s buyers are sales agents, and the Marketing Department periodically monitors the status of buyers and operating receivables and manages the due dates and balances for each buyer in accordance with the Marketing Operations Management Rules to rapidly identify and reduce doubtful accounts caused by deterioration of financial status.  The same type of management is performed with respect to the Company’s subsidiary in accordance with the Marketing Operations Management Rules.
Risks concerning bonds held to maturity are managed by limiting investments to no more than 30% of net assets and prohibiting speculative transactions in accordance with the Marketable Security Management Rules.
The maximum credit risk amount as of the settlement date for the current consolidated fiscal year is stated in the Consolidated Balance Sheet under financial assets exposed to credit risks.

(ii) Management of market risks (risks of changes in exchange rates and interest rates)
With respect to marketable securities, deposits, and investment securities, the Company periodically determines the fair value and financial standing of issuers (transacting firms), and with respect to securities other than held-to-maturity securities, the Company appropriately reviews the status of holdings taking into account relationships with business partners.

(iii) Management of liquidity risks relating to financing
The Accounting Department prepares and revises capital plans at appropriate times based on reports from individual departments and manages liquidity risks.

(4)	Supplementary explanation of the fair value of financial instruments
The fair value of financial instruments is based on market prices, and in the case of financial instruments without market prices, values are calculated based upon reasonably estimated prices.
Calculations of prices incorporate variable factors, and as a result, prices are subject to change as a result of the adoption of different assumptions.

(5)	Concentration of credit risks
As of the settlement date of the consolidated fiscal year, 75.9% of the Company’s operating receivables are held against Sumitomo Corporation, the Company’s parent company.

2.	Market values of financial instruments
Amounts on the Consolidated Balance Sheet, fair values, and the differences as of March 31, 2011 (the settlement date of the consolidated fiscal year under review) are as follows.

(In thousands of yen)
	Amount on Consolidated Balance Sheet*	Fair Value*	Difference
(1) Cash and deposits	529,803	529,803	-
(2) Accounts receivable	668,671	668,671	-
(3) Deposits	4,450,000	4,450,000	-
(4) Investment securities
Held-to-maturity securities	449,826	460,190	10,364
Other marketable securities	156,460	156,460	-
(5) Accounts payable	(477,978)	(477,978)	-
* Liabilities are indicated in parentheses.
 Notes
1.	Determination of fair value of financial instruments and marketable securities
(1)Cash and deposits, (2) accounts receivable, and (3) deposits
These items will be settled in the short term, and therefore, the fair values are substantially the same as the book values and they are valued at book value.
(4) Investment securities
With respect to market prices for investment securities, prices on exchanges are indicated for stocks and prices on exchanges or prices provided by trading financial institutions are indicated for corporate bonds.
(5) Accounts payable
This item will be settled in the short term, and therefore, the fair value is substantially the same as the book values and accounts payable are valued at book value.
2.
Unlisted shares (¥15,878 thousand on the Consolidated Balance Sheet) and shares of affiliates (¥1,965,282 thousand on the Consolidated Balance Sheet) do not have market prices and it is extremely difficult to determine fair value, and consequently, these items are not included in (4) investment securities, other marketable securities.

3.	Amounts scheduled for payment following the consolidated settlement date for financial liabilities and securities with maturity dates

(In thousands of yen)
	Within one year	More than one year and less than five years	More than five years and less than ten years	More than ten years
Cash and deposits	529,803	-	-	-
Accounts receivable	668,671	-	-	-
Marketable securities and investment securities	-	-	-	-
Held-to-maturity securities	-	450,000	-	-
Total	1,198,475	450,000	-	-

Notes concerning per Share Information
Net assets per share	¥1,067.93
Net income per share	¥55.87
There are no potential shares, and accordingly, net income per share after adjustment for potential shares is not indicated.

Basis for calculation of net income per share
Net income on the Consolidated Statement of Income	¥641,588 thousand
Income relating to common stock	¥641,588 thousand
Average number of common stock outstanding during the fiscal year	11,483,810

Notes concerning Significant Subsequent Events

Management integration with Nissin Sugar Manufacturing Co., Ltd.
On May 12, 2011, the Boards of Directors of the Company and Nissin Sugar Manufacturing Co., Ltd. (“Nissin”) adopted resolutions approving the establishment of Nissin Sugar Holdings Co., Ltd. (“Joint Holding Company”), which will be a wholly-owning parent company of both the Company and Nissin, through a joint share transfer (the “Share Transfer”) on October 3, 2011 (scheduled) subject to approval at the ordinary shareholders’ meeting of the Company scheduled for June 23, 2011 and the ordinary shareholders’ meeting of Nissin scheduled for June 28, 2011.  The two companies prepared a joint Share Transfer Plan and entered into a Memorandum on Management Integration.

1.	Background and Objectives of the Management Integration through the Share Transfer

In the refined sugar business, the key business of both the Company and Nissin, changes in the business environment are expected such as movement toward reducing border measures in the sugar refining industry, including negotiations on agriculture at the WTO (World Trade Organization), negotiations for execution of FTA (Free Trade Agreements) and EPA (Economic Partnership Agreements), and discussions for participation in the TPP (Trans-Pacific Partnership) by the Japanese government, as well as a gradual decline in the domestic demand for sugar due to an aging population, a declining birthrate in Japan and less desire for sweet-tasting foods.
On the other hand, overseas demand for sugar continues to expand, especially in Asia, because of a rise in population as well as changes in diet due to the economic development of emerging nations, and consequently, going forward, the environment is transforming into one requiring expansion into overseas markets.
In addition, the Company and Nissin entered into a Business Alliance Basic Agreement in April 2003, and both companies have taken measures for the reciprocal use of each other’s production facilities and sales networks.
Under these circumstances, we conducted thorough discussions with Nissin to enable our survival amidst competition in sales and quality and to explore ways to development in global markets in the future.  As a result, we decided to expand our existing business alliance with Nissin and integrate the business operations of the two companies by incorporating a joint holding company with a view to solidifying our business base and jointly utilizing the management resources of both companies, thereby further enhancing enterprise value.

2.	Summary of the Terms of the Share Transfer
(1)	Share Transfer Schedule

Day of Record for the ordinary shareholders’ meeting (both companies)	March 31, 2011
Board of Directors approval of Share Transfer Plan and execution of Memorandum (both companies)	May 12, 2011
Preparation of Share Transfer Plan and execution of Memorandum (both companies)	May 12, 2011
Approval of Share Transfer Plan by ordinary shareholders’ meeting (the Company)	June 23, 2011 (scheduled)
Approval of Share Transfer Plan by ordinary shareholders’ meeting (Nissin)	June 28, 2011 (scheduled)
Delisting of shares from Tokyo Stock Exchange (Nissin)	September 28, 2011 (scheduled)
Delisting of shares from Osaka Stock Exchange JASDAQ (standard) (the Company)	September 28, 2011 (scheduled)
Registration of establishment of Joint Holding Company (effective date of Share Transfer)	October 3, 2011 (scheduled)
Listing of shares of Joint Holding Company	October 3, 2011 (scheduled)
In the event of unavoidable circumstances occurring in the course of future proceedings, the above schedule is subject to change after discussion by the two companies.

(2)	Share Transfer Method

The Company and Nissin will establish Nissin Sugar Holdings Co., Ltd., which will be a wholly-owning parent company of both the Company and Nissin , through a joint share transfer on October 3, 2011 (scheduled) subject to approval at the ordinary shareholders’ meeting of the Company scheduled for June 23, 2011 and the ordinary shareholders’ meeting of Nissin scheduled for June 28, 2011.  The Joint Holding Company will acquire all issued shares of both companies, and new shares to be issued by the Joint Holding Company at the time of the Share Transfer will be allotted to shareholders of the Company and Nissin.

(3)	Details of the Share Allotment relating to the Share Transfer (Share Transfer Ratio)

Party	Nissin	The Company
Share Transfer Ratio (see Note 1)	1	2.27
Notes
1.	Share allotment ratio
In exchange for one share of common stock of the Company, 0.227 shares of common stock of the Joint Holding Company will be allotted and delivered, and in exchange for one share of common stock of Nissin, 0.1 shares of common stock of the Joint Holding Company will be allotted and delivered.  It is planned that 100 shares of the Joint Holding Company will constitute one unit of shares.
In the event that the Share Transfer produces fractional amounts of less than one share of common stock of the Joint Holding Company to be allotted to a shareholder of the Company or Nissin, an amount corresponding to such fraction of less than one share will be paid to the shareholder in accordance with the provisions of Article 234 of the Companies Act and other applicable laws and regulations.
However, in the event of any material change occurring to the assumptions and conditions constituting the basis for the calculation, the Share Transfer Ratio may be revised upon consultation between the two companies.
2.	Number of new shares to be delivered by the Joint Holding Company upon the Share Transfer (planned)
7,558,540 shares of common stock
The foregoing is based on the number of outstanding shares of the Company (11,522,000 shares) as of March 31, 2011 and the number of issued shares of Nissin (50,387,948 shares) as of March 31, 2011.  Please note, however, that since both the Company and Nissin plan to cancel the treasury shares that they hold to the extent practicable immediately prior to the effective date of the Share Transfer (the “Record Date”), treasury shares held by the Company and Nissin as of March 31, 2011 (38,900 shares with respect to the Company and 869,180 shares with respect to Nissin) are excluded from the new shares to be delivered in the foregoing calculation.  Both parties also plan to cancel by the Record Date to the extent practicable any of their own shares that they acquire after March 31, 2011; thus the number of new shares to be actually delivered by the Joint Holding Company may differ from the number stated above.

3.	Details of the Company to be Established Pursuant to the Share Transfer

(1) Trade name	Nissin Seito Horudingusu Kabushiki Kaisha Name in English: Nissin Sugar Holdings Co., Ltd.
(2) Business activities	Management of subsidiaries engaged in the manufacture and sale of sugar and all incidental and related operations.
(3) Head office	14-1 Koami-cho, Nihonbashi, Chuo-ku, Tokyo
(4) Representative candidates
Chairman and representative director: Motoo Takeba
Current position: Chairman and representative director of Nissin
President and representative director: Yoichi Higuchi
Current position: President and representative director of the Company

(5) Capital	¥7,000 million
(6) Net assets (consolidated)	Undetermined at this time
(7) Total assets (consolidated)	Undetermined at this time
(8) Fiscal year	April 1-March 31
(9) Summary of accounting treatment
The Share Transfer constitutes an “acquisition” under the accounting standards for business combinations, and consequently, it is expected that the purchase method will be applied.  In conjunction with this, the Joint Holding Company is expected to record negative goodwill in its consolidated accounts, but the amount cannot be estimated at this time.  This amount will be announced when it is determined.

Balance Sheet

As of March 31, 2011

			(In thousands of yen)
Item	Amount	Item	Amount
Assets		Liabilities
Current assets	7,099,895	Current liabilities	1,275,465
Cash and deposits	452,043	Accounts payable	488,995
Accounts receivable	602,988	Income taxes payable	84,492
Merchandise and finished goods	611,512	Other accounts payable	461,798
Work in progress	192,208	Reserves for officer bonuses	15,150
Raw materials and supplies	908,903	Other	225,029
Pre-paid expenses	3,583
Deferred tax assets	65,405	Long-term liabilities	252,199
Deposits	4,250,000	Reserves for retirement benefits	210,599
Other	14,250	Reserves for officer retirement benefits	39,801
Allowance for doubtful accounts	(1,000)	Other	1,798
Fixed assets	4,803,926	Total liabilities	1,527,665
Property, plant and equipment	3,688,630	Net Assets
Buildings	740,813	Shareholder equity	10,370,417
Structures	104,469	Common stock	1,495,000
Machinery and equipment	1,526,156	Capital surplus	942,783
Vehicles and carriers	4,382	Capital reserves	942,000
Tools and parts	63,638	Other surplus capital	783
Land	1,143,329	Retained earnings	7,948,970
Construction in progress	105,839	Earned surplus	117,000
Intangible fixed assets	145,929	Other retained earnings	7,831,970
Software	134,826	Special reserves	6,700,000
Software in progress	11,103	Retained earnings carried forward	1,131,970
		Treasury shares	(16,336)
Investments and other assets	969,366
Investment securities	572,084	Valuation and translation differences	5,738
Shares of affiliates	240,077	Net unrealized holding gains on securities	5,738
Deferred tax assets	133,475
Other	23,729
		Total net assets	10,376,156
Total assets	11,903,821	Total liabilities and net assets	11,903,821
Note: Amounts are rounded down to the nearest thousand yen.

Statement of Income

April 1, 2010 to March 31, 2011

(In thousand of yen)
Item	Amount
Net sales		13,525,433
Cost of sales		11,029,947
Gross profit on sales		2,495,485
Selling, general and administrative expenses		1,655,414
Operating income		840,071
Other income
Interest income	20,838
Interest on marketable securities	6,507
Dividend income	306,193
Other	8,210	341,749
Other expenses
Loss on disposal of fixed assets	19,104
Loss on sale of golf memberships	2,550
Write-down of golf memberships	6,828
Other	270	28,753
Ordinary income		1,153,067
Income before income taxes		1,153,067
Income taxes (current)	354,000
Income taxes (deferred)	18,310	372,310
Net income		780,756
Note: Amounts are rounded down to the nearest thousand yen.

Statement of Changes in Net Assets

April 1, 2010 to March 31, 2011

(In thousand of yen)
	Shareholder Equity
	Common Stock	Capital Surplus			Retained Earnings				Treasury shares	Total shareholder equity
		Capital Reserves	Other capital surplus	Total capital surplus	Earned surplus	Other retained earnings		Total retained earnings
						Special reserves	Retained earnings carried forward
Balance as of March 31, 2010	1,495,000	942,000	783	942,783	117,000	6,300,000	866,057	7,283,057	（15,792）	9,705,048
Changes of items during the period
Additions to special reserves						400,000	(400,000)	-		-
Cash dividends paid							(114,843)	(114,843)		(114,843)
Net income							780,756	780,756		780,756
Treasury stock purchased									(543)	(543)
Changes of items during the period other than shareholder equity (net)
Total changes of items during the period	-	-	-	-	-	400,000	265,913	665,913	(543)	665,369
Balance as of March 31, 2011	1,495,000	942,000	783	942,783	117,000	6,700,000	1,131,970	7,948,970	(16,336)	10,370,417

	Valuation and translation differences		Total net assets
	Net unrealized holding gains on securities	Total valuation and translation differences
Balance as of March 31, 2010	8,960	8,960	9,714,008
Changes of items during the period
Additions to special reserves			-
Cash dividends paid			(114,843)
Net income			780,756
Treasury stock purchased			(543)
Changes of items during the period other than shareholder equity (net)	(3,221)	(3,221)	(3,221)
Total changes of items during the period	(3,221)	(3,221)	662,148
Balance as of March 31, 2011	5,738	5,738	10,376,156
Note: Amounts are rounded down to the nearest thousand yen.

Notes to Financial Statements
(Notes to matters concerning significant accounting policies)

1.	Valuation Standards and Methods for Securities
(1)	Held-to-maturity securities
Amortized cost method (straight line)
(2)	Available-for-sale securities
Securities with market values	Market value is based on the market price on the last day of the fiscal period (valuation differences are included in net assets, and sales prices are calculated using the moving average cost method)
Securities without market values	Moving average cost method

(3)	Shares of subsidiaries and affiliates
Moving average cost method

2.	Valuation standards and methods for inventories
(1)	Imported and undelivered raw materials
Cost method using the first in, first out method (book value reduced on the basis of decline in profitability)
(2)	Merchandise, finished goods, raw materials other than imported and undelivered raw materials, and work in progress
Moving average cost method (book value reduced on the basis of decline in profitability)

3.	Depreciation and amortization of fixed assets
(1) Property, plant and equipment (excluding lease assets)
Declining-balance method.
The methods and standards specified in the Corporation Tax Act are applied with respect to useful life and remaining value; however, the straight-line method is applied to assets acquired on and after April 1, 1998 (excluding buildings and fixtures).

(2) Intangible fixed assets (excluding lease assets)
Straight-line method.
The methods and standards specified in the Corporation Tax Act are applied with respect to years of depreciation; however, an internal useful life (five years) is applied with respect to software (used by the Company).

(3) Lease assets
Straight-line method with the lease term as the useful life and zero as the remaining value.  Finance lease transactions other than those involving a transfer of ownership with a start date on or before March 31, 2008 are handled in accordance with the method for operating lease transactions.

4.	Accounting for Reserves
(i) Allowances for doubtful receivables
Estimated irrecoverable amounts are set aside to prepare for possible defaults on receivables . For general receivables, the amount is computed using the past delinquency rates, and for specific receivables deemed likely to become delinquent, recoverability is considered on an individual basis.

(ii) Reserves for officer bonuses	The Company records the amount of expected bonus payments for the current consolidated fiscal year.
(iii) Reserves for retirement benefits
The Company records the recognized amount at the end of the current consolidated fiscal year based on retirement benefit obligations and pension assets at the end of the current consolidated fiscal year.

(iv) Reserves for officer retirement bonuses	The Company records the required bonus amount at the end of the current consolidated fiscal year based on the Officer Retirement Benefit Rules.

5.	Other Significant Matters for Preparation of the Financial Statements Figures are recorded net of national and local consumption taxes.

6.
Changes to Significant Accounting Policies
Application of the Accounting Standard for Asset Retirement Obligations
Effective from the year ended March 31, 2011, the Company applied the Accounting Standard for Asset Retirement Obligations (ASBJ Statement No. 18, March 31, 2008) and the Guidance on Accounting Standard for Asset Retirement Obligations (ASBJ Guidance No. 21, March 31, 2008).
This change had no impact on income or losses.

Notes to Balance Sheet

1.	Security interests in assets were as set forth below.
(1)	Book value of assets pledged as collateral
Investment securities	¥299,817 thousand

(2)	Liabilities secured by assets pledged as collateral
Other current liabilities (adjustment for imported sugar accounts payable) 2. Accumulated depreciation on property, plant and equipment:	¥60,333 thousand ¥9,136,249 thousand

3.	Receivables against and obligations to affiliates
Short-term loan receivables	¥513,966 thousand
Short-term loan obligations	¥182,481 thousand

Notes to Statement of Income

Amounts relating to affiliates for each item are as follows.
Sales	¥12,109,492 thousand
Purchases	¥6,417,932 thousand
Other operating transactions	¥406,624 thousand
Non-operating transactions	¥301,490 thousand

Notes to Statement of Changes in Net Assets

Type and total number of treasury stock
Share type	Number of Shares as of March 31, 2010 (thousand)	Increase (thousand)	Decrease (thousand)	Number of Shares as of March 31, 2011 (thousand)
Common stock	37	1	-	38
Total	37	1	-	38
Note: The 1,000-share increase in treasury shares was from the acquisition of less than one unit share.

Notes to Deferred Tax Assets

1.	Significant components of deferred tax assets and liabilities were as follows:
Deferred tax assets (current)
Accrued sales expenses	¥18,725 thousand
Accrued enterprise taxes	¥11,333 thousand
Accrued bonuses	¥30,476 thousand
Other	¥4,870 thousand
Deferred tax assets (current) subtotal	¥65,405 thousand

Deferred tax assets (fixed)

Reserve for retirement benefits	¥86,345 thousand
Excess depreciation	¥34,799 thousand
Reserve for officer bonuses	¥16,318 thousand
Other	¥11,957 thousand
Deferred tax assets (fixed) subtotal	¥149,420 thousand
Valuation allowance	(¥11,957 thousand)
Total deferred tax assets (fixed)	¥137,463 thousand

Deferred tax liabilities
Difference on valuation of securities available for sale	(¥3,987 thousand)
Net deferred tax assets (fixed)	¥133,475 thousand
Total deferred tax assets	¥198,881 thousand

2.	Significant components of difference in statutory tax rate and effective tax rate after adoption of tax-effect accounting

Statutory tax rate	41.0%
(Reconciliation)
Entertainment expenses and other items not qualifying for deduction	1.3%
Revenues not to be included in gross revenue	(10.8%)
Corporate inhabitants tax	0.3%
Other	0.4%
Effective tax rate after adoption of tax-effect accounting	32.3%

Notes to Transactions with Affiliated Parties

1.	Parent Company and Main Corporate Shareholders

Type	Name of Company	Location of Company	Capital or stake (in thousands of yen)	Business Activities or Title	Ownership of Voting Rights (%)	Relationship with Affiliated Party	Description of Transactions	Amount of Transactions (in thousands of yen)	Item	End of term balance (in thousands of yen)

Parent company	Sumitomo Corporation	Chuo-ku, Tokyo	219,278,931	General trading company	Direct 68.98	Sales agent for the Company, supplier of raw materials and goods, concurrent service by officers	Sale of goods and products	12,109,399	Accounts receivable	507,333
							Purchase of raw materials and goods	6,086,160	Accounts payable	141,107
Notes:	The above amounts do not include consumption taxes on the transaction amounts, but the end of term balances include consumption taxes.

Transaction terms and policies for determining transaction terms:
(1)  Goods and product sale prices and other transaction terms are the same as those for the Company’s transactions with non-affiliated persons. The transaction terms are not inferior.
(2)  With respect to the purchase of raw materials and goods, prices for imported raw sugar are determined according to the spot price on the  Coffee, Sugar and Cocoa Exchange in New York and prices for domestic sugar are determined according to domestic sugar market prices.  For other materials and goods, prices are negotiated from the prices indicated by Sumitomo Corporation based on market prices.

2. Subsidiaries and Affiliates

Type	Name of Company	Location of Company	Capital or stake (in thousands of yen)	Business Activities or Title	Ownership of Voting Rights (%)	Relationship with Affiliated Party	Description of Transactions	Amount of Transactions (in thousands of yen)	Item	End of term balance (in thousands of yen)

Subsidiary	Asahi Bussan K.K.	Nishi-ku, Osaka	16,000	Barge transport-action, cargo operations	Direct 46.56	Barge and overland transportation and on-site cargo operations of the Company’s raw materials and purchased goods Concurrent service by officers	Barge transportation of raw materials and purchased goods	115,658	Accounts payable	16,255
							On-site cargo operations	216,113	Other accounts payable	14,868
Affiliate	Shinko Togyo K.K.	Joto-ku, Osaka	300,000	Domestic production and sale of centrifugal sugar	Direct 50.00	Concurrent service by officers	Lease income	30,525	Current assets and other (other accounts receivable)	1,293
Notes:	The above amounts do not include consumption taxes on the transaction amounts, but the end of term balances include consumption taxes.

Transaction terms and policies for determining transaction terms:
(1)  With respect to barge transportation and on-site cargo operations of raw materials and purchased goods by Asahi Bussan, transaction terms are the same as those for the Company’s transactions with non-affiliated persons.  The transaction terms are not inferior.
(2)  With respect to office space leasing by Shinko Togyo, rents are set at the same levels as those of nearby properties, and terms for transactions other than office space leasing are the same as those for the Company’s transactions with non-affiliated persons.

3. Fellow Subsidiaries

Type	Name of Company	Location of Company	Capital or stake (in thousands of yen)	Business Activities or Title	Ownership of Voting Rights (%)	Relationship with Affiliated Party	Description of Transactions	Transaction Amount (in thousands of yen)	Item	End of term balance (in thousand s of yen)

Subsidiary of parent company	Sumitomo Shoji Financial Management Co., Ltd.	Chuo-ku, Tokyo	100,000	Finance services	None	Capital investment destination	Investment of funds	200,000	Deposits	4,250,000
							Receipt of interest	20,985	Other Current assets (accrued interest)	192
Subsidiary of parent company	Sumitomo Shoji Machinex Co., Ltd.	Chuo-ku, Tokyo	1,165,000	Sale of facilities and equipment	None	Purchase of facilities and equipment sold by Sumitomo Shoji Machinex	Purchase and repair of manufacturing equipment	250,535	Other accounts payable	172,395

Transaction terms and policies for determining transaction terms:
(1)  Interest rates paid by Sumitomo Shoji Financial Management Co., Ltd. and other transaction terms are determined through negotiation by making references to market rates.
(2)  Transaction amount with Sumitomo Shoji Financial Management Co., Ltd. is comprised of the difference in the end of term balances from the prior fiscal year and the current fiscal year.
(3)  With respect to purchases of manufacturing equipment and orders for repair from Sumitomo Shoji Machinex Co., Ltd., estimates are obtained from other companies and amounts are determined through negotiation.
The above amounts do not include consumption taxes on the transaction amounts, but the end of term balances include consumption taxes.

Notes to per Share Information
Net assets per share	¥903.60
Net income per share	¥67.99
There are no potential shares, and accordingly, net income per share after adjustment for potential shares is not indicated.

Basis for calculation of net income per share
Net income on the Balance Sheet	¥780,756 thousand
Net income relating to common stock	¥780,756 thousand
Average number of common stock outstanding during the fiscal year	11,483,810

Notes concerning Significant Subsequent Events

Management integration with Nissin Sugar Manufacturing Co., Ltd.
     On May 12, 2011, the Boards of Directors of the Company and Nissin Sugar Manufacturing Co., Ltd. (“Nissin”) adopted resolutions approving the establishment of Nissin Sugar Holdings Co., Ltd. (“Joint Holding Company”), which will be a wholly-owning parent company of both the Company and Nissin, through a joint share transfer (the “Share Transfer”) on October 3, 2011 (scheduled) subject to approval at the ordinary shareholders’ meeting of the Company scheduled for June 23, 2011 and the ordinary shareholders’ meeting of Nissin scheduled for June 28, 2011.  The two companies prepared a joint Share Transfer Plan and entered into a Memorandum on Management Integration.

1.	Background and Objectives of the Management Integration through the Share Transfer

In the refined sugar business, the key business of both the Company and Nissin, changes in the business environment are expected such as movement toward reducing border measures in the sugar refining industry, including negotiations on agriculture at the WTO (World Trade Organization), negotiations for execution of FTA (Free Trade Agreements) and EPA (Economic Partnership Agreements), and discussions for participation in the TPP (Trans-Pacific Partnership) by the Japanese government, as well as a gradual decline in the domestic demand for sugar due to an aging population, a declining birthrate in Japan and less desire for sweet-tasting foods.
On the other hand, overseas demand for sugar continues to expand, especially in Asia, because of a rise in population as well as changes in diet due to the economic development of emerging nations, and consequently, going forward, the environment is transforming into one requiring expansion into overseas markets.
In addition, the Company and Nissin entered into a Business Alliance Basic Agreement in April 2003, and both companies have taken measures for the reciprocal use of each other’s production facilities and sales networks.
Under these circumstances, we conducted thorough discussions with Nissin to enable our survival amidst competition in sales and quality and to explore ways to development in global markets in the future.  As a result, we decided to expand our existing business alliance with Nissin and integrate the business operations of the two companies by incorporating a joint holding company with a view to solidifying our business base and jointly utilizing the management resources of both companies,

2.	Summary of the Terms of the Share Transfer
(1)	Share Transfer Schedule

Day of Record for the ordinary shareholders’ meeting (both companies)	March 31, 2011
Board of Directors approval of Share Transfer Plan and execution of Memorandum (both companies)	May 12, 2011
Preparation of Share Transfer Plan and execution of Memorandum (both companies)	May 12, 2011
Approval of Share Transfer Plan by ordinary shareholders’ meeting (the Company)	June 23, 2011 (scheduled)
Approval of Share Transfer Plan by ordinary shareholders’ meeting (Nissin)	June 28, 2011 (scheduled)
Delisting of shares from Tokyo Stock Exchange (Nissin)	September 28, 2011 (scheduled)
Delisting of shares from Osaka Stock Exchange JASDAQ (standard) (the Company)	September 28, 2011 (scheduled)
Registration of establishment of Joint Holding Company (effective date of Share Transfer)	October 3, 2011 (scheduled)
Listing of shares of Joint Holding Company	October 3, 2011 (scheduled)
In the event of unavoidable circumstances occurring in the course of future proceedings, the above schedule is subject to change after discussion by the two companies.

(2)	Share Transfer Method

The Company and Nissin will establish Nissin Sugar Holdings Co., Ltd., which will be a wholly-owning parent company of both the Company and Nissin, through a joint share transfer on October 3, 2011 (scheduled) subject to approval at the ordinary shareholders’ meeting of the Company scheduled for June 23, 2011 and the ordinary shareholders’ meeting of Nissin scheduled for June 28, 2011.  The Joint Holding Company will acquire all issued shares of both companies, and  new shares to be issued by the Joint Holding Company at the time of the Share Transfer will be allotted to shareholders of the Company and Nissin.

(3)	Details of the Share Allotment relating to the Share Transfer (Share Transfer Ratio)
Party	Nissin	The Company
Share Transfer Ratio (see Note 1)	1	2.27
Notes
1.   Share allotment ratio

In exchange for one share of common stock of the Company, 0.227 shares of common stock of the Joint Holding Company will be allotted and delivered, and in exchange for one share of common stock of Nissin, 0.1 shares of common stock of the Joint Holding Company will be allotted and delivered.  It is planned that 100 shares of the Joint Holding Company will constitute one unit of shares.

In the event that the Share Transfer produces fractional amounts of less than one share of common stock of the Joint Holding Company to be allotted to a shareholder of the Company or Nissin, an amount corresponding to such fraction of less than one share will be paid to the shareholder in accordance with the provisions of Article 234 of the Companies Act and other applicable laws and regulations.

However, in the event of any material change occurring to the assumptions and conditions constituting the basis for the calculation, the Share Transfer Ratio may be revised upon consultation between the two companies.

2.   Number of new shares to be delivered by the Joint Holding Company upon the Share Transfer (planned)
7,558,540 shares of common stock

The foregoing is based on the number of outstanding shares of the Company (11,522,000 shares) as of March 31, 2011 and the number of outstanding shares of Nissin (50,387,948 shares) as of March 31, 2011.  Please note, however, that since both the Company and Nissin plan to cancel the treasury shares that they hold to the extent practicable immediately prior to the effective date of the Share Transfer (the “Record Date”), treasury shares held by the Company and Nissin as of March 31, 2011 (38,900 shares with respect to the Company and 869,180 shares with respect to Nissin) are excluded from the new shares to be delivered in the foregoing calculation.  Both parties also plan to cancel by the Record Date to the extent practicable any of their own shares that they acquire after March 31, 2011; thus the number of new shares to be actually delivered by the Joint Holding Company may differ from the number stated above.

3.	Details of the Company to be Established Pursuant to the Share Transfer

(1) Trade name	Nissin Seito Horudingusu Kabushiki Kaisha Name in English: Nissin Sugar Holdings Co., Ltd.
(2) Business activities	Management of subsidiaries engaged in the manufacture and sale of sugar and all incidental and related operations.
(3) Head office	14-1 Koami-cho, Nihonbashi, Chuo-ku, Tokyo
(4) Representative candidates
Chairman and representative director: Motoo Takeba
Current position: Chairman and representative director of Nissin
President and representative director: Yoichi Higuchi
Current position: President and representative director of the Company

(5) Capital	¥7,000 million
(6) Net assets (consolidated)	Undetermined at this time
(7) Total assets (consolidated)	Undetermined at this time
(8) Fiscal year	April 1-March 31
(9) Summary of accounting treatment
The Share Transfer constitutes an “acquisition” under the accounting standards for business combinations, and consequently, it is expected that the purchase method will be applied.  In conjunction with this, the Joint Holding Company is expected to record negative goodwill in its consolidated accounts, but the amount cannot be estimated at this time.  This amount will be announced when it is determined.

Auditors’ report Concerning the Consolidated Financial Statements
Independent Auditors’ Report

May 17, 2011
The Board of Directors
Shinko Sugar Co., Ltd.

KPMG AZSA LLC

Daisuke Harada	seal
Designated Limited Liability Partner Certified Public Accountant
Akira Yonebayashi	seal
Designated Limited Liability Partner Certified Public Accountant

We have audited the consolidated statutory report, comprising the consolidated balance sheet, the consolidated statement of income, the consolidated statement of changes in net assets and the related notes of Shinko Sugar Co., Ltd. as of March 31, 2011 and for the year from April 1, 2010 to March 31, 2011 in accordance with Article 444 (4) of the Companies Act. The consolidated statutory report is the responsibility of the Company’s management. Our responsibility is to express an opinion on the consolidated statutory report based on our audit as independent auditors.

We conducted our audit in accordance with auditing standards generally accepted in Japan. Those auditing standards require us to obtain reasonable assurance about whether the consolidated statutory report is free of material misstatement. An audit is performed on a test basis, and includes assessing the accounting principles used, the method of their application and estimates made by management, as well as evaluating the overall presentation of the consolidated statutory report. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated statutory report referred to above presents fairly, in all material respects, the financial position and the results of operations of Shinko Sugar Co., Ltd. and its consolidated subsidiaries for the period, for which the consolidated statutory report was prepared, in conformity with accounting principles generally accepted in Japan.

Supplemental Information
As described in the notes concerning significant subsequent events, on May 12, 2011, the Company’s Board of Directors adopted a resolution to establish a joint holding company with Nissin Sugar Manufacturing Co., Ltd. through a joint share transfer.

Our firm and engagement partners have no interest in the Company which should be disclosed pursuant to the provisions of the Certified Public Accountants Law of Japan.

Note : English Translation of the Auditors’ Report Originally Issued in the Japanese Language

Auditor’s Report Concerning the Financial Statements
Independent Auditors’ Report

May 17, 2011

The Board of Directors
Shinko Sugar Co., Ltd.

KPMG AZSA LLC

Daisuke Harada	seal
Designated Limited Liability Partner Certified Public Accountant
Akira Yonebayashi	seal
Designated Limited Liability Partner Certified Public Accountant

We have audited the statutory report, comprising the balance sheet, the statement of income, the statement of changes in net assets and the related notes, and its supporting schedules of Shinko Sugar Co., Ltd. as of March 31, 2011 and for the 96th business year from April 1, 2010 to March 31, 2011 in accordance with Article 436 (2) (i) of the Companies Act. The statutory report and supporting schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on the statutory report and supporting schedules based on our audit as independent auditors.

We conducted our audit in accordance with auditing standards generally accepted in Japan. Those auditing standards require us to obtain reasonable assurance about whether the statutory report and supporting schedules are free of material misstatement. An audit is performed on a test basis, and includes assessing the accounting principles used, the method of their application and estimates made by management, as well as evaluating the overall presentation of the statutory report and supporting schedules. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statutory report and supporting schedules referred to above present fairly, in all material respects, the financial position and the results of operations of Shinko Sugar Co., Ltd. for the period, for which the statutory report and supporting schedules were prepared, in conformity with accounting principles generally accepted in Japan.

Supplemental Information
As described in the notes concerning significant subsequent events, on May 12, 2011, the Company’s Board of Directors adopted a resolution to establish a joint holding company with Nissin Sugar Manufacturing Co., Ltd. through a joint share transfer.

Our firm and engagement partners have no interest in the Company which should be disclosed pursuant to the provisions of the Certified Public Accountants Law of Japan.

Note：English Translation of the Auditors’ Report Originally Issued in the Japanese Language

Audit Report of the Board of Auditors

Audit Report

The Board of the Corporate Auditors prepared and reported this audit report with regard to performance of the duties of Directors of the Company for the 96th fiscal year from April 1, 2010, to March 31, 2011 as a consensus opinion by all Corporate Auditors, after deliberation, on the basis of the reports prepared by each Corporate Auditor. The Board hereby reports as follows.

1. Method by which the audit was conducted by Corporate Auditors and the Board of Auditors and details of the audit
In addition to setting forth the audit policies, assignment of duties, and other matters for the fiscal term in question and receiving reports on the status of the performance of the audit and the results thereof from each corporate auditor, the Board of Auditors received reports from the directors and financial auditors on the status of the performance of their duties and requested clarifications where needed.

In accordance with the audit policies, assignment of duties, and other matters as set forth by the Board of Auditors, the corporate auditors endeavored to communicate with directors and employees, so as to facilitate  information-gathering and put in place a proper audit environment, attended meetings of the Board of Directors and other important meetings, received reports from directors and employees on the status of the performance of their duties, requested clarifications where needed, and examined important decision-making documents to investigate the status of operations and assets at the head office and plant. Furthermore, we examined the systems for ensuring that the performance of duties by directors set forth in the business reports is in compliance with laws and regulations and with the Articles of Incorporation and the resolutions adopted by the Board of Directors with respect to the systems specified in Article 100, Paragraphs 1 and 3 of the Companies Act Enforcement Regulations as systems necessary for ensuring the appropriateness of operations as a stock company (internal control systems) by receiving periodic reports from directors and employees concerning the development and operational status of those systems, requested clarifications where needed, and expressed our opinions. For subsidiaries of the Company, we endeavored to reach a consensus and exchange information with, among others, the directors and corporate auditors of the subsidiaries and, where necessary, received business reports from the subsidiaries. In accordance with these methods, we examined the business reports and supplementary schedules for the fiscal year under review.

We also monitored and examined whether or not the accounting auditors maintained independence and conducted a proper audit. We received a report from the financial auditors on the status of the performance of duties and, where needed, asked for clarifications. In addition, we received notice from the financial auditors that the systems for ensuring that duties are performed properly (matters set forth in each item of Article 131 of the Company Accounting Regulations) were established in accordance with the Quality Control Standards Regarding Audits (Business Accounting Council, October 28, 2005), and requested clarifications as necessary. In accordance with the above methods, the corporate auditors examined the financial statements (balance sheet, statement of income, statement of changes in net assets, and notes to the financial statements) and the supplementary schedules and the consolidated financial statements (consolidated balance sheet, consolidated statement of income, consolidated statement of changes in net assets and notes to consolidated financial statements) for this fiscal year.
2. Results of the audit
(1) Results of the audit of business reports and other documents
1.    We confirm that the business reports and supplementary schedules accurately represent the position of the Company in accordance with applicable laws and regulations and the Articles of Incorporation.
2.    We have not found any improper conduct or any material evidence of violations of the law or the Articles of Incorporation in relation to the performance of duties by the directors.
3.    We confirm that the resolutions adopted by the Board of Directors with respect to improvements to internal control systems are reasonable. In addition, we have not found any matters that should be noted regarding the performance of duties by directors in relation to the internal control system.

(2) Results of audit of financial statements and supplementary schedules
We confirm that the methods used by KPMG AZSA LLC, financial auditors of the Company, for this audit and the results thereof are reasonable.
(3) Results of audit of consolidated financial statements
We confirm that the methods used by KPMG AZSA LLC, financial auditors of the Company, for this audit and the results thereof are reasonable.

May 17, 2011

Board of Auditors Shinko Sugar Co., Ltd.
	Corporate Auditor (full-time)	Rikiro Adachi	seal
	Corporate Auditor (full-time)	Hidenori Hara	seal
	Outside Corporate Auditor	Masayuki Tsubota	seal
	Outside Corporate Auditor	Ikuo Shimada	seal
	Outside Corporate Auditor	Yoshikatsu Moriguchi	seal

Ordinary Shareholders’ Meeting Reference Materials

First Proposal: Appropriation of Surplus

The Company’s fundamental policy is to secure internal reserves, taking into consideration the reinforcement of the Company’s management base and future business development, while paying stable dividends on an ongoing basis.  In accordance with this policy and in light of the Company’s performance in the fiscal year under review, we hereby make the following proposal concerning the year-end dividend and appropriation of surplus.

1.	Matters relating to the year-end dividend
(1)           Category of assets to be distributed:
Cash
(2)           Matters relating to the allocation of the property for distribution and the aggregate amount of the dividend:
Seven yen per share of common stock plus a three-yen per share special dividend for a total dividend of 10 yen per share.
The total amount of the dividend will be ¥114,831,000.
(3)           Date on which the distribution of surplus will take effect:
June 24, 2011

2.	Other matters relating to the appropriation of surplus
(1)           Surplus account item to be increased and the amount:
Special reserves: ¥600,000,000
(2)           Surplus account item to be decreased and the amount:
Retained earnings carried forward: ¥600,000,000

Second Proposal: Approval of the Share Transfer Plan

The Company and Nissin Sugar Manufacturing Co., Ltd. (“Nissin”) have agreed to establish Nissin Sugar Holdings Co., Ltd. (the “Joint Holding Company”), which will be a wholly-owning parent company of both the Company and Nissin, by way of a joint share transfer (the “Share Transfer”) as of October 3, 2011, and have prepared a share transfer plan regarding the Share Transfer (the “Share Transfer Plan”) as of May 12, 2011 upon resolution of the Board of Directors of each party at meetings held on May 12, 2011.
This requests your approval for the establishment of the Joint Holding Company by the Company and Nissin by way of a joint share transfer pursuant to the Share Transfer Plan, whereby the Company and Nissin will become the wholly owned subsidiaries of the Joint Holding Company.
The reasons for the Share Transfer, terms of the Share Transfer Plan and other matters relating to this Proposal are as follows:

1.             Reasons for the Share Transfer
In the refined sugar business, the key business of both the Company and Nissin, changes in the business environment are expected such as movement towards reducing border measures in the sugar refining industry, including agricultural negotiations at the WTO (World Trade Organization), negotiations for execution of FTA (Free Trade Agreements) and EPA (Economic Partnership Agreements), and discussions for participation in the TPP (Trans-Pacific Partnership) by the Japanese government, as well as a gradual decline in the domestic demand for sugar due to an aging population, a declining birthrate in Japan and less desire for sweet-tasting foods.
On the other hand, overseas demand for sugar continues to expand, especially in Asia because of a rise in population as well as changes in diet due to the economic development of emerging nations and consequently, going forward, the environment is transforming into one requiring expansion into overseas markets.
In addition, the Company and Nissin entered into a Business Alliance Basic Agreement in April 2003, and both companies have taken measures for the reciprocal use of each other’s production facilities and sales networks.
Under these circumstances, we conducted thorough discussions with Nissin to enable our survival amidst competition in sales and quality and to explore ways to development in global markets in the future.  As a result, we decided to expand our existing business alliance with Nissin and integrate the business operations of the two companies by incorporating a joint holding company with a view to solidifying our business base and jointly utilizing the management resources of both companies, thereby further enhancing enterprise value.
The share transfer plan that the Company and Nissin prepared and the memorandum concerning management integration that the companies executed on the same day contain the agreement of the parties to undertake the matters set forth in (1) through (3) below to raise corporate value even further.

(1)	Effects of business integration
After the establishment of the joint holding company, we will pursue the following synergies.
(i)    Enhanced sales efficiency
Unification of brands under the “Cup Jirushi” brand and fortification of efficient sales systems.
(ii)   Enhanced productivity
Stabilization of production systems and enhancement of productivity in both companies through the joint operation of production facilities.
(iii)  Stronger risk management system
Risk diversification and a stronger risk management system through establishing production bases in both eastern and western Japan.
(iv)  Cost reduction across all group businesses
Rationalization through efficient purchase of raw materials and other materials, and greater efficiency in administrative divisions and reduction of overhead costs for both companies.
(v)  Enhancement of research and development capacity
Enhancement of capacity for developing new products by integrating the research and development know-how and human resources of both companies.

(2) Structures for implementing business integration
The Company and Nissin will establish an Integration Preparation Committee jointly chaired by the president of each company and with members including directors and employees of both companies to implement the integration of the business through the Share Transfer.

(3)        Reorganization following business integration
The Company and Nissin will seek an early merger of the Company, Nissin, and the Joint Holding Company in the future to reorganize their business and organizations in order to expand the effects of the integration.

2.         Summary of the Terms of the Share Transfer Plan

Share Transfer Plan (copy)

Nissin Sugar Manufacturing Co., Ltd. (“Nissin”) and Shinko Sugar Co., Ltd. (“Shinko”) have agreed to implement a share transfer by way of a joint share transfer, and have jointly prepared a share transfer plan (the “Plan”) as follows:

Article 1.  Share Transfer

In accordance with the provisions of this Plan, Nissin and Shinko shall implement a share transfer (the “Share Transfer”) by way of a joint share transfer whereby all of their respective issued shares will be acquired by Nissin Sugar Holdings Co., Ltd., which shall be newly incorporated (the “Holding Company”).

Article 2.  Purpose, Trade Name and Address of the Head Office; Total Number of Authorized Shares of the
Holding Company; and Other Matters Provided for in the Articles of Incorporation

1.	The purpose, trade name and address of the head office and total number of authorized shares of the Holding Company shall be as follows:
(1)         Purpose:　As set forth in Article 2 of the Articles of Incorporation attached hereto.
(2)         Trade Name: Nissin Seito Horudingusu Kabushiki Kaisha (Nissin Sugar Holdings Co., Ltd. in English)
(3)         Address of the Head Office: Chuo-ku, Tokyo (the head office shall be located at 14-1, Koami-cho, Nihonbashi, Chuo-ku, Tokyo)
(4)         Total number of authorized shares: 30,000,000 shares

2.         In addition to the matters set forth in the preceding paragraph, matters to be provided for in the Articles of Incorporation of the Holding Company shall be as set forth in the Articles of Incorporation attached hereto.

Article 3.  Names of the Directors and Corporate Auditors of the Holding Company at the Time of Incorporation
       and Name of the Accounting Auditor at the Time of Incorporation

The directors and corporate auditors of the Holding Company at the time of incorporation and the accounting auditor at the time of incorporation shall be as follows:

Directors at the Time of Incorporation
       Motoo Takeba
       Yoichi Higuchi
       Masami Sumii
       Koji Morinaga
       Noriyuki Miura
       Yoshinao Aoto
       Mutsuo Sunaoka
       Jun Nishigaki

Corporate Auditors at the time of Incorporation
       Kunihiro Fujii
       Hiroyuki Maeda
       Eisei Kaneda
       Takuro Enso

Accounting Auditor at the time of Incorporation
       Ernst & Young ShinNihon LLC

Article 4.  Shares to be Delivered upon the Share Transfer and Allocation Thereof

1.
On the occasion of the Share Transfer, the Holding Company will deliver to each shareholder of Nissin and Shinko as of the date immediately preceding the acquisition of all of issued shares of Nissin and Shinko by the Holding  Company upon the Share Transfer (the “Record Date”), as replacement for the shareholder’s shares of common     stock of Nissin and Shinko, common stock of the Holding Company in a number equal to the sum of (i) the number of shares of common stock issued by Nissin as of the Record Date multiplied by 0.1 and (ii) the number of shares of common stock issued by Shinko as of the Record Date multiplied by 0.227.

2.
On the occasion of the Share Transfer, the Holding Company will allocate to shareholders of Nissin and Shinko who are listed or recorded as of the Record Date, shares of common stock of the Holding Company as follows:

(1) To a shareholder of Nissin, 0.1 shares of common stock of the Holding Company per one share of common stock of Nissin
(2) To a shareholder of Shinko, 0.227 shares of common stock of the Holding Company per one share of common stock of Shinko

3.
If the calculation of the number of shares of common stock of the Holding Company to be allocated to shareholders of Nissin and Shinko pursuant to the preceding two paragraphs produces any fractions of less than one share, such fractions shall be treated in accordance with the provisions of Article 234 of the Companies Act and other relevant laws and regulations.

Article 5.  Amounts of the Stated Capital and Reserves of the Holding Company

The amounts of the stated capital and reserves of the Holding Company at the time of its incorporation shall be as follows:
(1) Amount of the stated capital: 7.0 billion yen
(2) Amount of the capital reserve: 1.75 billion yen
(3) Amount of the retained earnings reserve: 0 yen

Article 6.  Incorporation Date of the Holding Company

The date on which the incorporation of the Holding Company is to be registered (the “Incorporation Date of the Holding Company”) shall be October 3, 2011; provided, however, that when necessary for carrying out the procedures for the Share Transfer or for any other reason, Nissin and Shinko may change such date upon consultation between them.

Article 7.  General Meetings of Shareholders to Approve the Share Transfer Plan

1.	Nissin shall convene an ordinary general meeting of shareholders on June 28, 2011, at which it will request approval of this Plan and resolutions of other matters necessary for the Share Transfer.

2.	Shinko shall convene an ordinary general meeting of shareholders on June 23, 2011, at which it will request approval of this Plan and resolutions of other matters necessary for the Share Transfer.

3.
Either of the dates of the general meetings of shareholders provided in the preceding two paragraphs may be changed upon consultation between Nissin and Shinko when necessary for carrying out the procedures for the Share Transfer or for other reasons.

Article 8.  Maximum Amount of Distribution of Surplus

1.
Both Nissin and Shinko may distribute surplus funds to their shareholders or registered pledgees listed or recorded in their final shareholder registries as of March 31, 2011 up to the following respective amounts:

(1)      Nissin: 6 yen per one share of common stock; 0.3 billion yen in the aggregate
(2)      Shinko: 10 yen per one share of common stock; 0.115 billion yen in the aggregate

2.
Except as set forth in the preceding paragraph, neither Nissin nor Shinko may, following the execution of this Plan, declare a distribution of surplus with a record date prior to the Incorporation Date of the Holding Company.

Article 9.  Listing of Shares

The shares issued by the Holding Company are expected to be listed on Tokyo Stock Exchange as of the Incorporation Date of the Holding Company.

Article 10. Transfer Agent

The transfer agent of the Holding Company shall be The Sumitomo Trust and Banking Co., Ltd.

Article 11. Management of Company Assets

1.
In the period from the execution of this Plan until the Incorporation Date of the Holding Company, both Nissin and Shinko shall carry on their respective businesses and manage and operate their own assets with the due care of a prudent manager, and any acts which may have a material effect on any of their assets or rights and duties shall only be carried out following consultation in advance between Nissin and Shinko.

2.
Notwithstanding the provisions of the preceding paragraph, Nissin and Shinko may each, in accordance with applicable laws and regulations, cancel their own respective shares that they hold during such time by the Record Date.

Article 12. Amendment to the Terms of the Share Transfer and Termination of the Share Transfer

If, during the period between preparation of this Plan and the Incorporation Date of the Holding Company, due to natural disaster or other event, a material change occurs in the financial condition or business results of either Nissin or Shinko or a situation that may cause a material hindrance to the implementation of the Share Transfer has occurred, Nissin and Shinko may amend the terms of the Share Transfer or suspend the Share Transfer upon consultation between them.

Article 13. Effectiveness of this Plan

This Plan shall cease to be in effect in the case of any of the following events:
(1)
If approval of this Plan is not obtained at the general meeting of shareholders of Nissin or Shinko as set forth in Article 7 by the day immediately preceding the Incorporation Date of the Holding Company; or

(2)
If any necessary approvals or permits are not obtained from the competent authorities under applicable laws and regulations of Japan or any other jurisdiction by the Incorporation Date of the Holding Company, or such approvals or permits have terms or restrictions which would cause a material hindrance to the implementation of the Share Transfer.

Article 14. Matters for Consultation

In addition to those matters set forth in this Plan, any matters necessary with regard to the Share Transfer shall be resolved upon separate consultations between Nissin and Shinko in accordance with the purposes of this Plan.

IN WITNESS WHEREOF, this Plan has been prepared in duplicate, and upon execution by the affixing of names and seals, Nissin and Shinko shall each retain one counterpart.

May 12, 2011

Tsunehisa Ishimoto, President and Representative Director                                                                                                           [seal]
Nissin Sugar Manufacturing Co., Ltd.
14-1, Koami-cho, Nihonbashi, Chuo-ku, Tokyo

Yoichi Higuchi, President and Representative Director                                                                                                                     [seal]
Shinko Sugar Co., Ltd.
6-8-19, Imafukunishi, Joto-ku, Osaka

(Attachment)

Articles of Incorporation

CHAPTER I  GENERAL PROVISIONS

Article 1.	Trade Name

The name of the Company shall be Nissin Seito Horudingusu Kabushiki Kaisha; the English name of the Company shall be Nissin Sugar Holdings Co., Ltd.

Article 2.	Purposes

The purposes of the Company shall be to engage in the following activities:
1.	Management and control of business activities of companies and foreign companies, which perform the following activities, by holding shares or equity interests of such companies:
(1)	Manufacturing, refining and sale of sugar, and sale of sugar by-products;
(2)	Manufacturing and sale of processed foods made from sugar;
(3)	Manufacturing and sale of sweetener other than sugar and processed foods made therefrom, and sale of by-products therefrom;
(4)	Manufacturing and sale of foods other than those referred to in the preceding items, and sale of by-products therefrom;
(5)
Business planning, research, design and technical guidance and sale of know-how related to the food industry, transportation equipment, packaging machines, multi-tier automatic warehouses, mining, pollution control and energy saving equipment;

(6)	Manufacturing and sale of pharmaceuticals;
(7)	Providing management and operations services for, and management of, sports clubs, sports facilities and golf courses, and consulting businesses related thereto;
(8)	Providing services such as health measurement, exercise guidance, health guidance, nutritional guidance, and psychological counseling for the purposes of health maintenance and enhancement;
(9)	Education and training of sports instructors;
(10)	Sale of sports equipment, textile goods, tobacco, liquor, newspapers, magazines, food and beverages;
(11)	Sale, leasing and management of real property;
(12)	Development of housing sites, land for industrial use, and the like:
(13)	Warehousing and cargo forwarding services, auto transportation intermediary services and truck transportation services;
(14)	Providing information processing by computers and development of software; and
(15)	Businesses relating to those listed in the preceding items.

2.           Businesses relating to those listed in the preceding paragraph.

Article 3.	Location of the Head Office

The Company shall have its head office in Chuo-ku, Tokyo.

Article 4.	Corporate Governance

In addition to the general meeting of shareholders and directors, the Company shall have the following organs:
1.           Board of Directors;
2.           Corporate Auditors;
3.           Board of Corporate Auditors; and
4.           Accounting Auditor.

Article 5.	Method of Public Notice

Public notices of the Company shall be by electronic public notice; provided, however, that in the event that public notice by electronic means is not possible due to a breakdown or other unavoidable reasons, public notice shall be made by publishing such notice in the publication, Nihon Keizai Shimbun.

CHAPTER II  SHARES

Article 6.	Total Number of Authorized Shares

The total number of shares the Company is authorized to issue shall be 30,000,000 shares.

Article 7.	Acquisition of the Company’s Own Shares

The Company may acquire its own shares by a resolution of the Board of Directors in accordance with the provisions of Article 165, Paragraph 2 of the Companies Act.

Article 8.	Number of Shares Constituting One Unit

The number of shares constituting one unit of shares of the Company shall be one hundred (100) shares.

Article 9.	Transfer Agent

1.	The Company shall appoint a transfer agent.
2.	The transfer agent and its share handling office shall be determined by a resolution of the Board of Directors and shall be publicly announced.
3.
The shareholder registry and the registry of share acquisition rights of the Company shall be prepared and kept by, and other business relating to the shareholder registry and the registry of share acquisition rights shall be handled by, the transfer agent and not by the Company.

Article 10.	Share Handling Regulations

In addition to stipulations prescribed by laws and regulations and under these Articles of Incorporation, the handling of and fees concerning the shares of the Company shall be in accordance with the Share Handling Regulations established by the Board of Directors.

CHAPTER III  GENERAL MEETING OF SHAREHOLDERS

Article 11.	Convocation

1.	An ordinary general meeting of shareholders shall be convened in June of each year.
2.	An extraordinary general meeting of shareholders shall be convened whenever necessary.

Article 12.	Record Date for Ordinary General Meetings of Shareholders

The record date for voting rights exercisable at an ordinary general meeting of shareholders of the Company shall be March 31 of each year.

Article 13.	Person with Authority to Convene and Chairman

1.
Except as otherwise provided by applicable laws and regulations, the President shall convene and act as chairman at a general meeting of shareholders pursuant to a resolution of the Board of Directors.

2.
If the President is unable to convene and preside over a general meeting of shareholders, another director selected in accordance with the order of priority previously determined by a resolution of the Board of Directors shall convene and act as chairman at a general meeting of shareholders.

Article 14.	Disclosure and Deemed Provision of Reference Materials for General Meetings of Shareholders and Other Information on the Internet

When convening a general meeting of shareholders, the Company may use the Internet in accordance with the Ordinance of the Ministry of Justice to disclose any information relating to those matters to be stated or included in any reference materials for a general meeting of shareholders, business reports, financial statements and consolidated financial statements, and by doing so the Company will be deemed to have furnished such information to shareholders.

Article 15.	Method of Resolution

1.
Except as otherwise provided by law or regulation or these Articles of Incorporation, resolutions at a general meeting of shareholders shall be decided by a majority of the voting rights held by the shareholders present thereat who are entitled to exercise their voting rights.

2.
A shareholder may exercise his/her voting rights by proxy through one other attending shareholder who has voting rights; provided, however, that such shareholder or his/her proxy shall submit to the Company a document evidencing the appointment of the proxy for each general meeting of shareholders.

3.
Resolutions listed in Article 309, Paragraph 2 of the Companies Act shall be decided by a vote of at least two-thirds of the voting rights held by the shareholders present at the general meeting of shareholders who hold one-third or more of the voting rights held by all shareholders entitled to exercise their voting rights.

CHAPTER IV  DIRECTORS AND BOARD OF DIRECTORS

Article 16.	Number of Directors and Method of Election

1.	The Company shall have no more than 16 directors.
2.	Directors shall be elected at a general meeting of shareholders.
3.
The election of directors shall be by a vote of a majority of the voting rights held by the shareholders present at the general meeting of shareholders who hold more than one-third of the voting rights of all shareholders entitled to exercise their voting rights.

4.	Cumulative voting shall not be used in electing directors by resolution.

Article 17.	Term of Office

The term of office of a director shall expire at the close of the ordinary general meeting of shareholders pertaining to the last fiscal year ending within two years after his/her election.  The term of office of a director elected to fill a vacancy or elected due to an increase in the number of directors shall expire when the term of office of the other directors in office expires.

Article 18.	Representative Directors and Directors with Specific Titles

1.	The Board of Directors shall, by resolution, elect representative director(s).
2.
The Board of Directors may, by resolution, elect one Chairman of the Board of Directors, one President, and one or more Director Vice President(s), Senior Managing Director(s) and Managing Director(s).

Article 19.	Person with Authority to Convene Meetings of the Board of Directors and Chairman

Except as otherwise provided by applicable laws and regulations, the President shall convene and act as chairman at a meeting of the Board of Directors.  If the President is absent or is unable to convene and preside, another director, in accordance with the order of priority previously determined by the Board of Directors, shall convene and act as chairman at a meeting of the Board of Directors.

Article 20.	Notice of Convocation

1.
Notice of convocation of a meeting of the Board of Directors shall be dispatched to each director and corporate auditor three days prior to the date of such meeting; provided, however, that such period may be shortened in case of emergency.

2.	A meeting of the Board of Directors may be convened without following the procedures for convocation with the unanimous consent of the directors and corporate auditors.

Article 21.	Abbreviated Procedures for Resolutions

The Company may deem a resolution of the Board of Directors to have been adopted if the requirements provided in Article 370 of the Companies Act have been satisfied.

Article 22.	Remuneration

The remuneration, bonus and other proprietary benefits (“Remuneration”) to be provided by the Company as consideration for performance of the duties of directors shall be determined by resolution of a general meeting of shareholders.

Article 23.	Rules for the Board of Directors

In addition to matters stipulated by laws and regulations and these Articles of Incorporation, matters concerning the Board of Directors shall be stipulated under the Rules for the Board of Directors established by the Board of Directors.

Article 24.	Advisors and Consultants

Advisor(s) and consultant(s) may be appointed if found necessary by the Board of Directors.

Article 25.            Agreement Limiting Outside Director’s Liability

The Company may enter into an agreement with an Outside Director which limits his/her liability for damages in accordance with the provisions of Article 427, Paragraph 1 of the Companies Act; provided, however, that the amount of the liability cap under such agreement shall be the minimum amount of liability permitted in Article 427, Paragraph 1 of the Companies Act.

CHAPTER V  CORPORATE AUDITORS AND BOARD OF CORPORATE AUDITORS

Article 26.	Number of Corporate Auditors and Method of Election

1.	The Company shall have no more than four corporate auditors.
2.	Corporate auditors shall be elected at a general meeting of shareholders.
3.
The election of corporate auditors shall be by a majority of the voting rights held by the shareholders present at the general meeting of shareholders who hold more than one-third of the voting rights of all shareholders entitled to exercise their voting rights.

Article 27.	Term of Office

The term of office of a corporate auditor shall expire at the close of the ordinary general meeting of shareholders pertaining to the last fiscal year ending within four years after his/her election; provided, however, that the term of office of a corporate auditor elected to fill a vacancy created by the resignation of a corporate auditor before expiration of his/her term of office shall expire when the term of office of such corporate auditor who resigned would have otherwise expired.

Article 28.	Full-Time Corporate Auditors

The Board of Corporate Auditors shall, by resolution, elect full-time corporate auditor(s).

Article 29.	Notice of Convocation

1.
Notice of convocation of a meeting of the Board of Corporate Auditors shall be dispatched to each corporate auditor three days prior to the date of such meeting; provided, however, that such period may be shortened in case of emergency.

2.	A meeting of the Board of Corporate Auditors may be convened without following the procedures for convocation with the unanimous consent of the corporate auditors.

Article 30.	Remuneration

The Remuneration payable to corporate auditors shall be determined by resolution of a general meeting of shareholders.

Article 31.	Rules for the Board of Corporate Auditors

In addition to matters stipulated by laws and regulations and these Articles of Incorporation, matters concerning the Board of Corporate Auditors shall be stipulated under the Rules for the Board of Corporate Auditors established by the Board of Corporate Auditors.

Article 32.	Agreement Limiting Outside Corporate Auditor’s Liability

The Company may enter into an agreement with an Outside Corporate Auditor which limits his/her liability for damages in accordance with the provisions of Article 427, Paragraph 1 of the Companies Act; provided, however, that the amount of the liability cap under such agreement shall be the minimum amount of liability permitted in Article 427, Paragraph 1 of the Companies Act.

CHAPTER VI  ACCOUNTING

Article 33.            Fiscal Year

The fiscal year of the Company shall be the one year commencing on April 1 of each year and ending on March 31 of the following year.

Article 34.	Record Date for Distribution of Surplus

1.	The record date for the year-end distribution of surplus of the Company shall be March 31 of each year.
2.	In addition to the preceding paragraph, the Company may prescribe a record date and make distributions from surplus.

Article 35.	Interim Dividends

The Company may, by a resolution of the Board of Directors, pay interim dividends as stipulated in Article 454, Paragraph 5 of the Companies Act, with September 30 of each year as the record date.

Article 36.	Prescription Period for Payment of Dividends

In the event that cash dividends have not been received within three years after the date on which payment of such dividends had commenced, the Company will be released from its obligation to pay such dividends.

Supplementary Provisions

Article 1.	Method of Incorporation

The Company shall be incorporated by way of a share transfer provided in Article 772 of the Companies Act.

Article 2.	First Fiscal Year

Notwithstanding the provisions of Article 33, the first fiscal year of the Company shall be the period from the date of incorporation of the Company until March 31, 2012.

Article 3.	Remuneration for Officers

Notwithstanding the provisions of Articles 22 and 30, Remuneration payable to directors and corporate auditors of the Company after the date of incorporation of the Company until the close of the first ordinary general meeting of shareholders of the Company shall be as follows:
(1) Directors
The amount of the Remuneration payable to each director shall not exceed 25,000,000 yen per month.
(2) Corporate auditors
The amount of the Remuneration payable to each corporate auditor shall not exceed 4,000,000 yen per month.

Article 4.	Deletion of the Supplementary Provisions

These supplementary provisions shall be deleted as of the close of the first ordinary general meeting of shareholders.
[End]

3.	Matters regarding the Appropriateness of the Stipulations of the Matters Listed in Article 773, Paragraph 1, Items (5) and (6) of the Companies Act

(1)	Matters regarding the Allotment of Shares of the Joint Holding Company
The Company and Nissin have determined the ratio for allotment of shares of common stock of the Joint Holding Company (“Share Transfer Ratio”) to be allotted and delivered to the respective shareholders of the Company and Nissin upon the incorporation of the Joint Holding Company by virtue of the Share Transfer as follows:

(i)	Allotment of shares upon the Share Transfer
Party	Nissin	The Company
Share Transfer Ratio (see Note 1.)	1	2.27

Notes
1.  Share allotment ratio

In exchange for one share of common stock of the Company, 0.227 shares of common stock of the Joint Holding Company will be allotted and delivered, and in exchange for one share of common stock of Nissin, 0.1 shares of common stock of the Joint Holding Company will be allotted and delivered.  It is planned that 100 shares of the Joint Holding Company will constitute one unit of shares.

In the event that the Share Transfer produces fractional amounts of less than one share of common stock of the Joint Holding Company to be allotted to a shareholder of the Company or Nissin, an amount corresponding to such fraction of less than one share will be paid to the shareholder in accordance with the provisions of Article 234 of the Companies Act and other applicable laws and regulations.

However, in the event of any material change occurs to the assumptions and conditions constituting the basis for the calculation, the Share Transfer Ratio may be revised upon consultation between the two companies.

2.  Number of new shares to be delivered by the Joint Holding Company upon the Share Transfer (planned)
7,558,540 shares of common stock

The foregoing is based on the number of outstanding shares of the Company (11,522,000 shares) as of March 31, 2011 and the number of issued shares of Nissin (50,387,948 shares) as of March 31, 2011.  Please note, however, that since both the Company and Nissin plan to cancel the treasury shares that they hold to the extent practicable immediately prior to the effective date of the Share Transfer (the “Record Date”), treasury shares held by the Company and Nissin as of March 31, 2011 (38,900 shares with respect to the Company and 869,180 shares with respect to Nissin) are excluded from the new shares to be delivered in the foregoing calculation.  Both parties also plan to cancel by the Record Date to the extent practicable any of their own shares that they acquire after March 31, 2011; thus the number of new shares to be actually delivered by the Joint Holding Company may differ from the number stated above.

3.  Handling of shares of less than one unit

We plan to request that the shares of the Joint Holding Company allotted to the shareholders of the Company and Nissin pursuant to the Share Transfer be listed on the Tokyo Stock Exchange, and if that application is approved, the shares of the Joint Holding Company may be traded on the Tokyo Stock Exchange.  As a result, this will provide continued liquidity of the shares of the Joint Holding Company to shareholders of the Company and Nissin who are allotted at least 100 shares of the Joint Holding Company, which is the number of shares in one unit, pursuant to ownership of at least 441 shares of the Company or at least 1,000 shares of Nissin.

Shareholders of the Company and Nissin who are allotted fewer than 100 shares of the Joint Holding Company will not be able to trade those shares on the Tokyo Stock Exchange or other financial product exchanges, but the holders of fractional share units may request that the Joint Holding Company purchase their shares.

(ii)	Basis for financial analyses regarding the allotment of shares upon the Share Transfer (the Share Transfer Ratio, etc.)
(a)   Grounds for financial analyses

To ensure the fairness and appropriateness of the share transfer ratio used with respect to the Share Transfer, the Company appointed Daiwa Securities Capital Markets Co., Ltd. (“Daiwa Securities CM”) and Nissin appointed SMBC Nikko Securities Inc.(“SMBC Nikko”) to serve as third-party organizations and requested that they perform financial analyses with respect to the share transfer ratio.  Reports on the share transfer ratio were received from those firms.

Since the shares of both companies have market prices, Daiwa Securities CM performed the financial analyses using the market price method, the similar company comparison method and discounted cash flow (DCF) method.  A summary of the analyses performed by Daiwa Securities CM is set forth below.  The share transfer ratio range indicates the range of Company common stock per one share of common stock of Nissin.

	Method Used	Share Transfer Ratio Range
(1)	Market price method	1:2.216 - 2.240
(2)	Similar company comparison method	1:1.941 - 2.287
(3)	DCF method	1:2.083 - 2.851

With respect to the market price method, the average closing prices for the most recent one-month, three-month, and the six-month periods with May 6, 2011 as the base date were used.  When analyzing the share transfer ratio, Daiwa Securities CM used information received from the two companies and information that is generally made publicly available, and assumed that the documents and information used were all accurate and complete. Daiwa Securities CM provides no independent warranty concerning the accuracy or completeness of those documents and information.  Also, Daiwa Securities CM did not perform an independent assessment, appraisal, or investigation of the assets or liabilities (including off-book assets and liabilities and contingent liabilities) of the two companies or their affiliates and it did not request a third-party organization to conduct such an appraisal or investigation.  In addition, Daiwa Securities CM assumed that the financial projections of both companies (including income plans and other information) were reasonably prepared based on the best estimates and determinations using information available to the management of both companies at that time.

Since the shares of both companies are traded on markets and have market prices, SMBC Nikko performed its analyses using the market price method and, since there are multiple similar companies that can be used for comparison purposes, making it possible to estimate share prices using similar company comparison analysis, SMBC Nikko performed the analysis using the similar company comparison method.  SMBC Nikko also performed an analysis using the discounted cash flow (DCF) method to reflect the status of the future business activities.  A summary of the analyses performed by SMBC Nikko is set forth below.  The share transfer ratio range indicates the range of Company common stock per one share of common stock of Nissin.

	Method Used	Share Transfer Ratio Range
(1)	Market price method	1:2.12 - 2.29
(2)	Similar company comparison method	1:2.04 - 2.51
(3)	DCF method	1:1.95 - 2.56

With respect to the market price method, April 22, 2011, the day of announcement of the initial financial results for the fiscal year ended March 2011, was used as the base date, and the average closing price over the one month from March 23 to April 22, 2011, the average closing price over the three months from January 23 to April 22, 2011, and the average closing price over the six months from October 23, 2010 to April 22, 2011 were used to analyze the share transfer ratio.

With respect to the similar company comparison method, the share prices and financial statements of publicly-traded companies with business activities and business models similar to those of the Company and Nissin were compared to analyze the share transfer ratio.

With respect to the DCF method, the share transfer ratio was analyzed by discounting future free cash flows, determined on the basis of future income projections starting from the fiscal year ending March 2012 taking into consideration the business plans received from the two companies, recent business performance, and macro-trends in the sugar industry, to present value.

When analyzing the share transfer ratio, SMBC Nikko did not perform an independent assessment, appraisal, or investigation of the assets or liabilities (including off-book assets and liabilities and contingent liabilities) of the two companies or their affiliates and it did not request a third-party organization to conduct such an appraisal or investigation. When analyzing the share transfer ratio, SMBC Nikko used available financial information concerning the Company, Nissin, and other sugar companies, information that is generally made publicly available such as market data and analyst reports, and indicators concerning finances, the economy, and markets.  In addition, SMBC Nikko assumed that the information and documents used are accurate and complete, that the future business plans and financial projections of the two companies contained in that information in those documents were reasonably prepared based on the best estimates and determinations using information available to the management of both companies at that time, and that there is no undisclosed information concerning the Company or Nissin that could have a material impact on the analyses of the share transfer ratio.

(b)   Background to the analyses

As indicated above, the Company asked Daiwa Securities CM, and Nissin asked SMBC Nikko, to analyze the share transfer ratio, and following careful and repeated discussions by the two companies concerning the share transfer ratio, taking into consideration various factors including the financial status, assets, and future projections of both companies and making reference to the results and expert advice concerning the share transfer ratio provided by the two third-party financial organizations, the two companies determined that the share transfer ratio indicated above is appropriate and will contribute to shareholder value.  Accordingly, the share transfer ratio for the share transfer was determined at Board of Directors meetings of the two companies held on May 12, 2011 and agreement was reached.

The share transfer ratio is subject to change through discussions by the two companies in the event of a material change to the various conditions that served as the basis for the analyses.

(c)   Relationships with the financial organizations
Neither Daiwa Securities CM nor SMBC Nikko is a related party of the Company or Nissin and they have no material interests concerning the Share Transfer that should be reported.

(iii)     Measures for avoiding conflicts of interest

The Company receives secondment of officers from its parent company, but as a publicly-traded company, those officers make independent decisions with the objective of maximizing shareholder value.

Nissin does not receive secondment of officers from its main shareholders and conducts independent decision-making.

The Share Transfer does not constitute a transfer of shares with parent companies, publicly-traded subsidiaries, or controlling shareholders, the standards concerning the risk of conflicts of interest do not apply, and there are no persons who serve as officers of both the Company and Nissin, and consequently, the Company has determined that there are no potential conflicts of interest.

In accordance with the above, the Company and Nissin have not taken any specific measures to avoid conflicts of interest.

(2)     Matters regarding the Amounts of the Stated Capital and Reserves of the Joint Holding Company

The Company and Nissin have determined the amounts of the stated capital and reserves of the Joint Holding Company at the time of the incorporation of the Joint Holding Company by the Share Transfer as follows:

(i)          Amount of the stated capital:  7.0 billion yen
(ii)         Amount of the capital reserve: 1.75 billion yen
(iii)        Amount of the retained earnings reserve: 0 yen

The amounts of the stated capital and reserves set forth above have been determined in accordance with Article 52 of the Company Accounting Regulations upon mutual consultation between the Company and Nissin, taking into consideration the capital management policy of the Joint Holding Company and other relevant factors.

4.	Matters Regarding Nissin

(1)	Financial Statements for the Latest Fiscal Year (Fiscal Year Ended March 2011)

As described in “Matters Regarding Nissin Sugar Manufacturing Co., Ltd. for Fiscal Year Ended March 2011” in the materials regarding Second Proposal attached to the reference documents for the general meeting of shareholders (supplement volume) as enclosed.

(2)	Events Materially Affecting the State of Company Assets which Occurred after the Last Day of the Latest Fiscal Year
No applicable matters.

5.	Events Materially Affecting the State of Company Assets which Occurred with Respect to the Company after the Last Day of the Latest Fiscal Year
No applicable matters.

6.	Matters regarding the Candidates for Directors of the Joint Holding Company
The candidates for directors of the Joint Holding Company are as follows:

Candidate No:	Name (Date of Birth)	Background, Positions, Duties, and Material Concurrent Posts		(1) Number of shares of the Company held (2) Number of shares of Nissin held (3) Number of shares of the Joint Holding Company to be allotted
1	Motoo Takeba (October 5, 1938)	March 1962 June 1987 June 1993 June 1999 June 2007	Joined Nissin Director Managing Director President and Representative Director Chairman and Representative Director (incumbent)	(1) 0 shares (2) 57,000 shares (3) 5,700 shares
2	Yoichi Higuchi ( August 6, 1953)	April 1976 May 2002 June 2002 June 2004 October 2004 June 2008 June 2008
Joined Sumitomo Corporation
General Manager of Sweeteners
Department
Corporate Auditor of the Company
Director
General Manager of Sweeteners and Beverages Department of Sumitomo Corporation
President and Representative Director of the Company
(incumbent)
President and Representative
Director of Shinko Togyo K.K.
(incumbent)
(1) 3,000 shares (2) 0 shares (3) 681 shares
3	Masami Sumii (August 30, 1948)	May 2000	Joined Nissin, General Manager of Corporate Planning Department	(1) 0 shares (2) 47,000 shares (3) 4,700 shares
		June 2000	Director
		June 2005	Managing Director
		June 2007	Senior Managing Director (incumbent)
4	Koji Morinaga (December 2, 1958)	April 1982	Joined Sumitomo Corporation	(1) 1,000 shares (2) 0 shares (3) 227 shares
		January 2003	General Manager of Food and Materials Unit of Sumitomo Corporation Europe Ltd. (London)
		April 2006	Division Head of Consumer Goods and Service Division of Sumitomo Corporation Thailand Ltd.(Bangkok)
		June 2008	Deputy General Manager of Sweeteners and Beverages Department of Sumitomo Corporation
		June 2008	Director of the Company
		April 2009	Deputy General Manager of Grain and Sweeteners Department of Sumitomo Corporation
		April 2011	Assistant to President of the Company (incumbent)
5	Noriyuki Miura (August 22, 1946)	April 1977	Joined Nissin	(1) 0 shares (2) 47,000 shares (3) 4,700 shares
		June 1997	General Manager of Raw Sugar Department (incumbent)
		June 2001	Director
		June 2007	Managing Director (incumbent)

Candidate No:	Name (Date of Birth)	Background, Positions, Duties, and Material Concurrent Posts	(1) Number of shares of the Company held (2) Number of shares of Nissin held (3) Number of shares of the Joint Holding Company to be allotted
6	Yoshinao Aoto (September 15, 1950)	April 1975	Joined Nissin	(1) 0 shares (2) 27,000 shares (3) 2,700 shares
		November 2000	General Manager of General Affairs Department (incumbent)
		June 2003	Director
		June 2009	Managing Director (incumbent)
7	Mutsuo Sunaoka (January 14, 1954)	April 1977	Joined Sumitomo Corporation	(1) 0 shares (2) 0 shares (3) 0 shares
		February 2004	Assistant to General Manager of Sweeteners Department
		October 2004	Assistant to General Manager of Sweeteners and Beverages Department
		April 2007	General Manager of Corporate Planning Office and Comprehensive Safety Measures Office of the Company
		June 2008	Director in charge of General Affairs and General Manager of Corporate Planning Office
		October 2009	Director in charge of General Affairs (incumbent)
8	Jun Nishigaki (April 3, 1952)	April 1976	Joined Nissin	(1) 0 shares (2) 7,000 shares (3) 700 shares
		June 2007	General Manager of Sugar Administration Department (incumbent)
		June 2009	Director (incumbent)
Note :There are no particular conflicts of interest between the candidates for Director and the Company or Nissin, and no particular conflicts of interest are expected to arise between the candidates for Director and the Joint Holding Company.

Matters regarding the Candidates for Corporate Auditors of the Joint Holding Company
The candidates for corporate auditors of the Joint Holding Company are as follows:

Candidate No:	Name (Date of Birth)	Background, Positions, and Material Concurrent Posts		(1) Number of shares of the Company held (2) Number of shares of Nissin held (3) Number of shares of the Joint Holding Company to be allotted
1	Kunihiro Fujii (April 7, 1945)	April 1988	Joined Nissin	(1) 0 shares (2) 17,000 shares (3) 1,700 shares
		July 1991	Manager of Accounting Division, Finance Department
		June 2002	Full-time Corporate Auditor (incumbent)
2	Hiroyuki Maeda (June 29, 1962)	April 1986	Joined Sumitomo Corporation	(1) 0 shares (2) 0 shares (3) 0 shares
		October 1997	Sugar Products Team Leader of Sweeteners Department
		October 2000	General Manager of Corporate Planning Office of the Company
		October 2003	General Manager of Corporate Planning Office and Comprehensive Safety Measures Office
		October 2005	Assistant to General Manager of Sweeteners and Beverages Department of Sumitomo Corporation
		October 2009	Sweeteners Team Leader of Grain and Sweeteners Department
		April 2011	General Manager of Sweeteners and Beverages Department (incumbent)
3	Eisei Kaneda (November 9, 1944)	September 1970	Registration as a certified public accountant	(1) 0 shares (2) 15,000 shares (3) 1,500 shares
		July 2007	Representative of Kaneda Eisei Accounting Office (incumbent)
		June 2008	Corporate Auditor of Nissin (incumbent)
4	Takuro Enso (September 1,1971)	September 2000	Completed legal training (53rd term) and registered as an attorney	(1) 0 shares (2) 0 shares (3) 0 shares
		October 2000	Joined Harayama Law Office
		April 2003	Joined Nobunori Ishizaki Law Office (currently Ishizaki and Yamanaka)
Notes
1.    There are no particular conflicts of interest between the candidates for Corporate Auditor and the Company or Nissin, and no particular conflicts of interest are expected to arise between the candidates for Corporate Auditor and the Joint
Holding Company.
2.   Eisei Kaneda and Takuro Enso are candidates for Outside Corporate Auditors.
3.   Matters regarding candidates for Outside Corporate Auditors are as follows:
(1)   Reasons for nominating each person as an Outside Corporate Auditor
(i)    As a certified public accountant, Mr. Eisei Kaneda has specialized knowledge and experience, and based on this, he will have the capacity and awareness to perform audits from an independent perspective taking into account the business community as a whole and will be extremely valuable in ensuring legal compliance by the Joint
Holding Company, leading to reinforcement of audit structures and enhancement of corporate governance.
(ii)   As an attorney, Mr. Takuro Enso has specialized knowledge and experience, and as a legal expert he will have the capacity and awareness to perform audits from a fair and objective independent perspective and will be extremely valuable in ensuring legal compliance by the Joint Holding Company, leading to reinforcement of audit structures and enhancement of corporate governance.

(2)   Terms of the liability limitation agreements
The Joint Holding Company is expected to enter into liability limitation agreements with Mr. Ensei Kaneda and
Mr. Takuro Enso, each agreement providing for a liability cap which will be the minimum amount of liability permitted by applicable laws. The amount of the liability cap under each such agreement will be the amount stipulated under applicable laws.

(3)   Notification of independent officer
The Joint Holding Company plans to file a notification with the Tokyo Stock Exchange, Inc. regarding Mr. Takuro Enso as an independent officer, in accordance with the provisions of Article 436-2 of the Securities Listing Regulations of
Tokyo Stock Exchange, Inc.

8.	Matters regarding the Candidate for Accounting Auditor of the Joint Holding Company

The candidate for accounting auditor of the Joint Holding Company is as follows:

As of the end of March 2011
Name	Ernst & Young ShinNihon LLC
Address of principal offices	Hibiya Kokusai Building, 2-2-3 Uchisaiwai-cho, Chiyoda-ku, Tokyo
Overview	Number of partners	688
	Number of employees	•Certified public accountants: 2,069
•Certified public accountants assistants: 1,733
•Other employees: 1,368
	Offices	•Domestic offices: 32
•Domestic liaison offices: 3
•Overseas representative offices: 33
History	October 1985	Ota Showa Kansa Hojin established
	January 1986	Century Kansa Hojin established
	April 2000	Ota Showa Kansa Hojin and Century Kansa Hojin merge, establishing Kansa Hojin Ota Showa Century
	July 2001	Kansa Hojin Ota Showa Century changes its name to Shin Nihon Kansa Hojin
	July 2008	Name changed to Ernst & Young ShinNihon LLC in accordance with a change of the audit firm type

9.     Matters regarding the Resolution for this Proposal

The resolution approving this Proposal will cease to have effect if the Share Transfer is discontinued or the Share Transfer Plan ceases to be effective pursuant to Article 12 or 13 of the Share Transfer Plan.

Third Proposal: Election of Two Corporate Auditors

Corporate Auditor Masayuki Tsubota will resign as of the conclusion of this ordinary shareholders' meeting and the terms of office of Corporate Auditors Hidenori Hara and Ikuo Shimada will expire at the conclusion of this ordinary shareholders' meeting, and accordingly, the shareholders are requested to elect two corporate auditors.
Mr. Hideo Ogawa has been nominated to fill the vacancy left by Mr. Masayuki Tsubota, and in accordance with the Company’s Articles of corporation, if elected he will serve until the end of Mr. Tsubota’s term.
The agreement of the Board of Corporate Auditors has been obtained with respect to this proposal.
The candidates for corporate auditor are as follows.

Candidate No:	Name (Date of Birth)	Background, Positions, and Material Concurrent Posts		No. of Company Shares the Candidate Holds
１	Hideo Ogawa (February 18, 1959)	April 1982	Joined Sumitomo Corporation	- shares
		April 2003	Assistant to General Manager of Planning and Administration Department, Mineral Resources and Energy Business Unit
		July 2009	Deputy General Manager of Planning and Administration Department, Mineral Resources, Energy, Chemical and Electronics Business Unit
		April 2010	General Manager of Risk Analysis and Assessment Department
		April 2011	General Manager of Planning and Administration Department, General Products and Real Estate Business Unit (incumbent)
２	Masahiro Hanatani (October 22, 1959)	April 1982	Joined Sumitomo Corporation	- shares
		December 2002	Assistant to General Manager of Accounting Department, Transportation and Construction Systems Business Unit, Media, Electronics and Network Business Unit
		July 2006	Manager of Internal Auditing Department
		July 2010	Assistant to General Manager of Accounting Department of Media, Network and Lifestyle Retail Business Unit, General Products and Real Estate Business Unit
		February 2011	General Manager of Accounting Department of Media, Network and Lifestyle Retail Business Unit, General Products and Real Estate Business Unit (incumbent)
 Notes
1.   There are no particular conflicts of interest between the candidates for Corporate Auditor and the Company.
2.   Sumitomo Corporation is the Company’s parent company, and the candidates, who are executives of the Company’s parent company, and their positions and areas of responsibility as executives for the past five years are set forth under Background, Positions, and Material Concurrent Posts.
3.   The candidates are candidates for Outside Corporate Auditors.
4.   Reasons for nominating each person as an Outside Corporate Auditor
(1)  Mr. Hideo Ogawa is a candidate for Outside Corporate Auditor because he has many years of audit and management experience at Sumitomo Corporation and has extensive knowledge concerning finance and accounting, and the Company determined that he will properly perform his duties as an auditor of the Company.
(2)   Mr. Masahiro Hanatani is a candidate for Outside Corporate Auditor because he has many years of accounting experience at Sumitomo Corporation and has extensive knowledge concerning finance and accounting, and the Company determined that he will properly perform his duties as an auditor of the Company.
5.    Liability limitation agreements with outside corporate auditors
If Mr. Hideo Ogawa and Mr. Masahiro Hanatani are elected, the Company plans to enter into liability limitation agreements with them limiting their liability under Article 423, paragraph 1 of the Companies Act pursuant to
Article 427, paragraph 1 of the Companies Act in accordance with the Company’s Articles of Incorporation.
The amount of the liability cap under each such agreement will be the amount stipulated under applicable laws.

Fourth Proposal: Approval of Retirement Bonuses to Retiring Director and Corporate Auditors

Director Koji Shibayama and Corporate Auditors Hidenori Hara, Masayuki Tsubota, and Ikuo Shimada will retire as of the conclusion of this ordinary shareholders’ meeting.  In recognition for their services to the Company, the Company proposes to present retirement bonuses to these individuals in accordance with the standards adopted by the Company within a reasonable range of amounts.  The exact amount of the bonuses, the time and method of presentation, and other details will be entrusted to the Board of Directors in the case of the retiring director and to the discussion of Corporate Auditors in the case of the retiring corporate auditors.
Career summaries of the retiring director and corporate auditors are as follows.

Name	Brief Career Summary
Koji Shibayama	June 2010	Director (to present)
Hidenori Hara	June 2007	Full-time Corporate Auditor (to present)
Masayuki Tsubota	June 2007	Corporate Auditor (to present)
Ikuo Shimada	June 2008	Corporate Auditor (to present)

                                                                                             [End]

Map to shareholders’ meeting

[Map to shareholders’ meeting]
Venue: Transportation: Nagahori Tsurumi-ryokuchi subway line Imazatosuji subway line
6-8-19 Imafukunishi, Joto-ku, Osaka, Japan
Plant office, Shinko Sugar Co., Ltd.

City bus lines (from Kyobashi)
No. 36: To Kadoma Minami subway station     ] Get off at Imafukunishi 4-chome
No. 68: To Shinmori 7-chome Higashi                ] (5 minute walk)
No. 31: To Shinmori Koen Mae  Get off at Imafuku Nishi 6-chome (in front of the Company offices)
Get off at Gamo 4-chome station (15 minute walk)
Get off at Gamo 4-chome station (15 minute walk)

Shinko Sugar Co., Ltd.
Head office and plant: Tokyo office:
6-8-19 Imafukunishi, Joto-ku, Osaka 536-0004

General Affairs and Comprehensive Safety Measures Office ---- Tel 06-6939-1201 (Main)
Sales ----------------------------------------------------------- Tel 06-6933-1401 (Main)
Plant ----------------------------------------------------------- Tel 06-6939-1206 (Main)

1-9-4 Yurakucho, Chiyoda-ku, Tokyo 100-0006
(Sanshi Kaikan 9F) ----------------------------------------- Tel 03-3286-6375 (Main)

Ordinary Shareholders’ Meeting Reference Materials
(supplement volume)

Attached materials regarding Second Proposal
(Matters Regarding Nissin Sugar Manufacturing Co., Ltd. for Fiscal Year Ended March 2011)

Business Report
Consolidated Balance Sheet
Consolidated Statement of Income
Consolidated Statement of Changes in Net Assets
Notes to the Consolidated Financial Statements
Audit Report Concerning Consolidated Financial Statements
Report of Board of Corporate Auditors Concerning
Consolidated Financial Statements
Balance Sheet
Statement of Income
Statement of Changes in Net Assets
Notes to the Non-consolidated Financial Statements
Auditors’ Report Concerning the Financial Statements
Audit Report of Board of Corporate Auditors

Shinko Sugar Co., Ltd.

(Reference Materials)
Business Report

(April 1, 2010 to
March 31, 2011)

1.             Current State of the Business Group

(1)	Business Conditions during the Business Term Under Review

a.	Business Progress and Results

Economic conditions in Japan during this fiscal year showed a gradual recovery as a result of the government’s economic policies and the increase in exports to emerging countries; however, given such factors as the rapid appreciation of the yen and the long continuing deflation, there are increasing concerns about the durability of the tone of recovery. Additionally there is, of course, considerable apprehension about what impact the Great Eastern Japan Earthquake, which occurred on March 11 of this year, will have on the economy.

Looking at the sugar industry, which is the core business of the Nissin Sugar Manufacturing Group, market conditions continue to be characterized by fierce competition reflecting sluggish individual consumption and shifts in consumer tastes.

Reviewing conditions in overseas raw sugar markets, the spot price in the New York market began the year at 19.97 cents a pound, but against a background of expectations of increased production from the leading producer, Brazil, and worldwide credit uncertainty, the price fell to a low for the fiscal year under review of 18.07 cents; however, this was followed by increasing concerns about a possible fall in production due to disturbing trends in world weather and with the forecast of global sugar production becoming more and more difficult prices began to rise, eventually hitting a high for the fiscal year under review of 39.65 cents in November. Subsequently wild fluctuations in price continued in reaction to virtually every new item of news announced in the market, finally closing out the fiscal year under review at 31.58 cents.

Turning to the refined sugar market in Japan (Tokyo, as listed in the Nihon Keizai Shimbun), the white soft sugar started the fiscal year under review at 182 to 183 yen per kilogram, but reflecting the drop in the overseas raw sugar markets, which had previously maintained a high price, it fell 6 yen to 176 to 177 yen in first part of July. Subsequently, however, due to the rapid rise in raw materials prices resulting from the rise in prices in overseas raw sugar markets due to a poor harvest of sugar cane and an increase in worldwide sugar consumption, the price of the highest quality white sugar rose by 6 yen in October and another 7 yen in December for a total of 13 yen, climbing to 189 to 190 yen per kilogram and ending the fiscal year under review at that level.

Sales in the consolidated fiscal year under review were 44,344 million yen (an increase of 2.4% over the preceding fiscal year), operating profit was 2,524 million yen (an increase of 11.9%) and ordinary profit was 2,612 million yen (an increase of 6.9%). Net income was 1,393 million yen (an increase of 22.1%).

For each business segment the general situation was as follows:

Sugar and Other Food Business

In our core segment, refined sugar, we tailored marketing activities to respond flexibly to the changing demands of the marketplace, following a strategy of placing emphasis on profitability. Particularly at the start of the fiscal year under review shipments of industrial products were slow due to sluggishness in the overall food segment, but as a result of the severe hot spell, demand for soft drinks grew. From the fall of the year on, buying increased due to the anticipation of future higher prices, with the result that total volume for the fiscal year under review exceeded the prior year. Sales volume of products for household use, however, finished below the prior year due to the decrease of special sales and changes in household food preparation habits. Despite these trends, the Company’s unique product, “Kibi-Sato,” has gained wide popularity among consumers and achieved a large increase in sales over the prior year. In respect of sweeteners other than sugar, due to the impact of the heat wave, fruit sugar and gum syrup also saw sales volumes significantly higher than the prior year.

1

As a result of the above factors, sales were 38,972 million yen (a 2.4% increase from the prior year) and operating income was 3,513 million yen (an increase of 3.9%).

Health Industry Business

In the fitness industry, the number of customers, especially younger customers, has decreased over the last several years and price competition in such forms as lower membership fees at fitness clubs has continued.

In this severe environment, Do Sports Plaza promoted fitness clubs operation catered to the needs of local communities, and endeavored to implement a variety of campaigns to spur new membership and improved service by providing new programs for existing members. Special efforts were directed towards the school division, which has performed well thus far.

As a result of these efforts, sales were 1,964 million yen (an increase of 4.0% from the prior year) and the operating loss was 19 million yen (down from a loss of 133 million yen of the prior year).

Other Business

In our Other business, the volume of livestock products handled in the Refrigerated Warehousing Business and the volume of plywood and other building materials handled in the Port Transport Business both increased over the prior fiscal year. In the Sales Business for Synthetic Resins, etc., sales volume for the major product, synthetic resin, fell due to the impact of increased importation of low priced products.

As a result of the above factors, sales were 3,407 million yen (an increase of 1.3% over the prior fiscal year) and operating profit was 203 million yen (an increase of 0.7%).

b.	Capital Expenditures and Funding

During the consolidated fiscal year under review, capital expenditures totaled 242 million yen, primarily in the form of normal replacements and rationalization initiatives; this included an expenditure of 55 million yen for updating the sales and distribution system for the Sugar and Other Food Business.

Capital expenditures in the consolidated fiscal year under review were primarily paid from cash on hand.

c.	Business Transfers, Absorption-type Splits and Incorporation-type Company Splits

N.A.

d.	Acquisition of Another Company’s Business

N.A.

e.	Assumption of Rights and Duties of Another Company through an Absorption-type Merger or an Absorption-type Split

N.A.

f.	Acquisition or Disposal of Shares or Other Interests or Warrants of Another Company

N.A.

2

(2)	Assets and Profit and Loss

(in millions of yen unless otherwise stated)
	81st Term Fiscal Year Ended March 31, 2008	82nd Term Fiscal Year Ended March 31, 2009	83rd Term Fiscal Year Ended March 31, 2010	84th Term (the fiscal year under review) Fiscal Year Ended March 31, 2011
Sales	43,242	43,324	43,299	44,344
Ordinary profit	2,375	1,316	2,442	2,612
Net profit	781	740	1,141	1,393
Net profit per share (yen)	15.52	14.72	22.75	28.14
Total assets	37,097	36,299	36,946	37,719
Net assets	26,673	26,751	27,691	28,510

(3)	Parent Company and Significant Subsidiaries

a.	Parent Company

N.A.

b.	Significant Subsidiaries

Company	Stated Capital	Ownership Ratio	Principal Business
Nissin Cup Co., Ltd.	340 million yen	100％	Sales of sugar, etc.
Shinpo Shokuhin Co., Ltd.	90 million yen	100	Processing and packaging of sugar, etc.
Nissin Yoka Kaihatsu Co., Ltd.	90 million yen	100	Operation of sports clubs
New Port Industry Co., Ltd.	900 million yen	100	Refrigerated warehousing and port transport
Nissin Service Co., Ltd.	90 million yen	100	Sales of synthetic resins, etc.

c.	Significant Affiliates

Company	Stated Capital	Ownership Ratio	Principal Business
Shin Higashi Nihon Sugar Manufacturing Co., Ltd.	6,174 million yen	50％	Production of refined sugar, etc.

(4)	Challenges

Although some economic forecasts predict improving corporate profits, it appears that deflation may continue and employment and income will remain depressed, with individual consumption expected to continue on a weak footing. In addition, the Great Eastern Japan Earthquake which struck the country in March of this year, caused unprecedented damage to the affected regions and has had a massive impact, among other things, on production, sourcing of raw materials, distribution and electric power supply. Accordingly, any prediction on the future course of the Japanese economy is extremely difficult.

The overseas raw sugar markets are sensitive to such external factors as U.S. and European financial policies and crude oil prices as affected by uncertainties regarding the political situation in the Middle East and North Africa and other speculative factors. The raw sugar markets are also expected to remain nervous in the light of production of European beets and southern hemisphere sugar cane.

Given the impact of continuing volatility in the overseas raw sugar markets and concerns about the effect of the earthquake on consumers’ behavior, which already was lackluster, it is difficult to predict sales prices and demand in the Sugar and Other Food Business, which is the core business of Nissin Group.

In addition, the trend toward less domestic market protection for the sugar industry—as seen in the agricultural negotiations of Japan in the World Trade Organization (WTO), the Free Trade Agreement (FTA) and Economic Partnership Agreement (EPA) negotiations and the Trans-Pacific Partnership (TPP) discussions, etc.— is expected to continue. Changes are also foreseen in the domestic Japanese sugar business as a result of a progressively decreasing birthrate and increasingly aging population and a movement away from sweets.

3

In view of these challenging conditions, in order to be able to effectively cope with whatever changes may occur in its business environment, Nissin Group is working to strengthen the foundations of its business by undertaking the key initiatives of “Strengthening Cost Competitiveness” and “Sale Competiveness.” In production, Shin Higashi Nihon Sugar Manufacturing Co., Ltd. is striving to cut costs and raise quality. In sales, our subsidiary Nissin Cup Co., Ltd. is enhancing its sales functions to become a “General Sweetener Supplier” that can offer customers products and service which meet their demands and gain their satisfaction. Nissin Cup Co., Ltd. has built a development framework for bringing new products speedily to the market, and is also strengthening new product development capabilities in order to speedily bring new products to the marketplace. The entire Nissin Group is fully committed to our most important mission, of offering customers safe and trusted products. Going forward, Nissin Group will focus on accomplishing these plans and achieving their objectives.

(5)	Major Businesses (as of March 31, 2011)

(Nissin Group is comprised of the Company, six subsidiaries and six affiliates; its primary business is the Sugar and Other Food Business, mainly the manufacture and sale of sugar. In addition, the Nissin Group operates sports clubs and other health industry businesses, and other businesses (refrigerated warehousing, port transport, synthetic resins etc. sales and real estate businesses).

(6)	Primary Business Locations and Plants (as of March 31, 2011)

The Company
Head Office	Chuo-ku, Tokyo
Plant	Mihama-ku, Chiba City
Do Sports Plaza Toyosu	Koto-ku, Tokyo
Do Sports Plaza Minamisunamachi	Koto-ku, Tokyo
Do Sports Plaza Kamisato	Kodama-gun, Saitama Prefecture
Do Sports Plaza Hanyu	Hanyu City, Saitama Prefecture
Significant Subsidiaries
Nissin Cup Co., Ltd.	Chuo-ku, Tokyo
Shinpo Shokuhin Co., Ltd.	Mihama-ku, Chiba City
Nissin Yoka Kaihatsu Co., Ltd.	Takasaki City, Gunma Prefecture
New Port Industry Co., Ltd.	Mihama-ku, Chiba City
Nissin Service Co., Ltd.	Chuo-ku, Tokyo
Significant Affiliates
Shin Higashi Nihon Sugar
Manufacturing Co., Ltd.	Mihama-ku, Chiba City

(7)	Status of Employees (as of March 31, 2011)

a.	Status of Employees of the Business Group

Business Segment	No. of Employees	Compared to Prior Consolidated Fiscal Year
Sugar and Other Food Business	150 (104)	-1 (+5）
Health Industry Business	48 (32)	— (-2)
Other Business	61 (4)	-4 (—)
Corporate (Common)	51 (—)	+1 (—)
Total	310 (140)	-4 (+3）

Note:	The number of employees is the number of regular employees. The numbers in parentheses are the average number of temporary employees for the fiscal year under review.

4

b.	Employees of the Company

No. of Employees	Compared to Prior Business Term	Average Age	Average Years of Service
126 (25)	-5 (—)	44.0	21.2

Note:	The number of employees is the number of regular employees. The numbers in parentheses are the average number of temporary employees for the fiscal year under review.

(8)	Major Lenders (as of March 31, 2011)

Lender	Amount
Sumitomo Mitsui Banking Corporation	450 million yen
Mizuho Corporate Bank, Ltd.	350 million yen
Sumitomo Trust & Banking Co., Ltd.	120 million yen
Mizuho Trust & Banking Co., Ltd.	80 million yen
Development Bank of Japan, Inc.	75 million yen

(9)	Other Significant Matters Relating to the Business Group

N.A.

2.            Current Status of the Company

(1)	Shares (as of March 31, 2011)

a.	Total number of authorized shares	100,000,000

b.	Total number of issued shares	50,387,948

c.	Number of shareholders	4,807 (an increase of 220 from the prior fiscal year

d.	Major Shareholders (top 10）

Name	Number of Shares (in thousands)	Shareholding Ratio
Sumitomo Corporation	9,782	19.8%
Sumitomo Mitsui Banking Corporation	2,465	5.0
Sumitomo Trust & Banking Co., Ltd.	2,000	4.0
Nissin Sugar Association (Client & Suppliers Stock Ownership)	1,744	3.5
Bull-Dog Sauce Co., Ltd.	1,332	2.7
CBNY DFA INTL SMALL CAP VALUE PORTFOLIO	1,235	2.5
Musashi Securities Co., Ltd.	1,021	2.1
Nippon Life Insurance Company	678	1.4
Mizuho Corporate Bank, Ltd.	672	1.4
Yakult Honsha Co., Ltd.	648	1.3

Notes:	1. The Company holds 869,180 treasury shares, but the Company is not included among Major Shareholders.
2. Treasury shares are not considered when calculating shareholding ratio.

5

e.	Other Significant Items Concerning Shares

N.A.

(2)	Status of Share Warrants

N.A.

(3)	Status of Company Officers

a.	Directors and Corporate Auditors (as of March 31, 2011)

Position in the Company	Name	Responsibilities and Significant Concurrent Positions
Chairman and Representative Director	Motoo Takeba
President and Representative Director	Tsunehisa Ishimoto
Senior Managing Director	Masami Sumii	Corporate Planning Dept., Customer Information Center, Sugar Administration Dept., Product Planning Dept., Quality Assurance Dept.
Managing Director	Noriyuki Miura	Raw Sugar Dept. General Manager, President and Representative Director, Nissin Service Co., Ltd.
Managing Director	Yoshinao Aoto	General Affairs Dept. General Manager, Finance Dept., Leisure Development Division
Director	Tatsuo Kawaguchi	Representative Senior Managing Director, Shin Higashi Nihon Sugar Manufacturing Co., Ltd.
Director	Arinobu Tsukuda	Leisure Development Division Manager, President and Representative Director, Nissin Yoka Kaihatsu Co., Ltd.
Director	Shuji Tabata	President and Representative Director, Nissin Cup Co., Ltd.
Director	Jun Nishigaki	General Manager, Sugar Administration Dept.
Full-time Corporate Auditor	Kunihiro Fujii
Full-time Corporate Auditor	Masayuki Gawase
Corporate Auditor	Norihiko Shimizu	Visiting Professor, Hitotsubashi University (Graduate School of International Corporate Strategy) Outside Auditor, Fast Retailing Co., Ltd., Outside Auditor, Yamaha Motor Co., Ltd.
Corporate Auditor	Eisei Kaneda	Representative, Eisei Kaneda Certified Public Accounting Office Outside Auditor, Ajinomoto Co., Inc.

Notes:	1.	Corporate Auditor Norihiko Shimizu and Corporate Auditor Eisei Kaneda are outside auditors.
2.	Full-time Corporate Auditor Kunihiro Fujii has been in charge of accounting work with the Company for 14 years and has considerable knowledge of finance and accounting.
3.
Full-time Corporate Auditor Masayuki Gawase has been in charge of accounting work with the Company and other companies to which he was posted over 15 years and has considerable knowledge of finance and accounting.

4.	Corporate Auditor Eisei Kaneda is a Certified Public Accountant and has considerable knowledge of finance and accounting.
5.	In keeping with the rules of the Tokyo Stock Exchange, the Company has designated Norihiko Shimizu as Independent Director and has filed such designation with the Exchange.

6

b.	Total Amount of Directors and Corporate Auditors Compensation, etc.

Position	Number	Total Compensation
Directors	9	257 million yen
Corporate Auditors (Outside Corporate Auditors)	4 (2)	53 (17)
Total	13	310

Notes:	1.	Amount of employee salary for directors who are concurrently employees is not included in the total amount of director compensation.
2.
The maximum amount of total compensation for directors was set at 25 million yen per month (not including portions of compensation as an employee) by a resolution of the 72nd Annual Shareholders’ Meeting held on June 29, 1999.

3.	The maximum amount of total Corporate Auditors’ compensation was set at 3.5 million yen per month by a resolution of the 66th Annual Shareholders’ Meeting held on June 29, 1993.
4.	The following items are included in Total Compensation.
●	Executive severance pay for Director and Corporate Auditors scheduled to retire, which is to be submitted to a vote at the 84th Annual Shareholders’ Meeting on June 28, 2011.
Executive Severance pay for Directors and Corporate Auditors
Director	1 person	56 million yen
Corporate Auditors	2 persons	16 million yen (including one Outside Corporate Auditor receiving 8 million yen)

c.	Matters Relating to Outside Corporate Auditors

i.	Concurrent Significant Positions with Other Companies, etc., and Relationship of Such Other Companies with the Company

•
Corporate Auditor Norihiko Shimizu is Visiting Professor in the Graduate School of International Corporate Strategy of Hitotsubashi University and Outside Auditor of Fast Retailing Co., Ltd. and Yamaha Motor Co., Ltd.

There are no particular relationships between the organizations in which he holds concurrent positions and the Company.

•	Corporate Auditor Eisei Kaneda is the representative of Eisei Kaneda Certified Public Accounting Office, and Outside Auditor of Ajinomoto Co., Inc.
There are no particular relationships between the organizations in which he holds concurrent positions and the Company.

ii.	Significant Activities during the Fiscal Year under Review

Activity
Corporate Auditor Norihiko Shimizu
Of the seven Board of Directors Meetings held during the fiscal year under review, Corporate Auditor Shimizu attended seven meetings and of the thirteen meetings of the Board of Auditors, he attended thirteen. He makes statements at board of directors meetings from the standpoint of a graduate school professor and from a professional standpoint based on his broad knowledge and experience of matters of corporate governance, etc., to ensure the appropriateness and propriety of the Board of Directors decision making process. As Corporate Auditor, he also makes statements as needed and as appropriate in Board of Auditors Meetings to ensure the legality of Company operations.

Corporate Auditor Eisei Kaneda
Of the seven Board of Directors Meetings held during the fiscal year under review, Corporate Auditor Eisei Kaneda attended seven meetings and of the thirteen meetings of the Board of Auditors, he attended thirteen. He makes statements at board of directors meetings from a standpoint of broad professional experience as a certified public accountant in order to ensure the appropriateness and propriety of the Board of Directors decision making process. As Corporate Auditor, he also makes statements as needed and as appropriate in Board of Auditors Meetings to ensure the legality of Company operations.

iii.	Summary of Agreements Limiting Liability

N.A.

7

(4)	Independent Auditor

a.	Name	Ernst & Young Shin Nihon LLC

b.	Amount of Compensation, etc.

Item	Payment
Payment to independent auditor for the fiscal year under review	52 million yen
Total amount of money and other property interests payable to the independent auditor by the Company and its subsidiaries	67

Notes:	1.
In the contract between the Company and the audit corporation no clear distinction is made between the compensation amounts for auditing based on the Companies Act and for auditing based on the Financial Instruments and Exchange Act and because in actuality such a distinction cannot be made, compensation, etc., to the audit corporation in the fiscal year under review is shown as the total amount

2.	Ernst & Young Shin Nihon LLC is the independent auditor for all subsidiaries of the Company subject to audit by an independent auditor.

c.	Non-auditing Work

The Company contracts to Ernst & Young Shin Nihon LLC certain “Agreed Procedures” concerning financial examinations, which constitute services (non-auditing services) other than those prescribed in Article 2, Paragraph 1 of the Certified Public Accountants Act.

d.	Policy Regarding Decisions on Dismissal or Non-Reappointment of the Independent Auditor

In a case where the Independent Auditor has problems with the execution of work and/or where the Board of Directors otherwise considers it necessary, the Board of Directors may, upon obtaining the consent of the Board of Auditors, or based upon a request of the Board of Auditors, put the dismissal or non-reappointment of the Independent Auditor on the agenda of a general shareholders’ meeting.

If the Board of Auditors finds that any of the items prescribed in Article 340, Paragraph 1 of the Companies Act applies to the Independent Auditor, it shall dismiss the Independent Auditor upon the unanimous consent of its members. In such a case, a Corporate Auditor selected by the Board of Auditors shall at the next general shareholders’ meeting convened subsequent to the dismissal of the Independent Auditor report that the Independent Auditor has been dismissed and the reasons for the dismissal.

e.	Summary of Agreements Limiting Liability

N.A.

(5)	Company Frameworks and Policies (Frameworks for Ensuring Appropriate Business Operations)

The following is a summary of what has been decided for the Company frameworks in order to ensure that the execution of business by Directors is in compliance with applicable laws and regulations and the Articles of Incorporation.

In accordance with the Companies Act and the Ordinance for Enforcement of the Companies Act, the Company has established an internal control system in accordance with the basic polices set forth below, to ensure compliance and the reliability of its financial reporting, make business operations more efficient and otherwise ensure the appropriateness of operations.

a.	Framework for Ensuring that Business Execution by Directors and Employees is in Compliance with Laws and Regulations and the Articles of Incorporation

8

The Company has stipulated “Standards of Conduct and Conduct Guidelines” and the “Rules for Legal Compliance”, established a Legal Compliance Committee chaired by the President and otherwise endeavored to establish the compliance framework as the foundation for ensuring that business execution by Directors and employees complies with applicable laws and regulations and the Articles of Incorporation. Furthermore, compliance will be monitored by an internal audit.

The Company has prescribed “Rules for Handling Internal Whistle-Blowing” and will operate in accordance with such Rules, in order to establish an internal framework for reporting violations of laws and regulations and other compliance violations.

b.	Framework for Retention and Administration of Information relating to Business Execution by Directors

In regards to documents and other information relating to business execution by Directors, the Company has prescribed “Rules Governing the Handling of Documents” and they are appropriately and securely retained and administered in keeping with those rules and a structure is in place so that they can be reviewed as necessary by Directors and Corporate Auditors.

c.	Framework for Rules, etc., regarding Management of Loss Risk

The Company has prescribed “Risk Management Rules” as the foundation of the risk management structure; a Risk Management Committee has been formed to ensure risk management laterally throughout the Company; and a manager responsible for each type of risk will be designated, thereby putting in place a risk management framework in accordance with the abovementioned rules. In the event of an unforeseen situation, a Crisis Emergency Headquarters with the President as head will be created to take rapid action to prevent the escalation of damage, to limit the damage to a minimum and to prevent reoccurrence.

d.	Framework for Ensuring the Efficiency of Execution of Duties by Directors

As the foundation for the framework for ensuring the efficiency of execution of duties by Directors, meetings of the Board of Directors are held as required and as appropriate to consider matters stipulated by law and material matters relating to management. In addition, for the purpose of expediting and promoting the efficiency of execution of duties of the Board of Directors, Management Committee meetings are held in principle once a week to deal with the execution of important duties.

In regard to the execution of duties based on decisions of the Board of Directors, the “Organizational Rules,” “Rules Governing Allocation of Duties” and “Rules of Authority” set forth the persons responsible, their respective authority and the procedures for the execution of duties to ensure that the duties are executed smoothly and efficiently.

The Company also takes initiatives to improve the efficiency of duties through rationalization of operations and the use of IT.

e.	Framework for Ensuring Appropriateness of Operations in the Business Group Comprised of the Company, its Parent Company and its Subsidiaries

In order to ensure appropriateness of operations in subsidiaries, in principle an internal control system conforming to that of the Company is established in each subsidiary and, in addition, officers and employees of the Company are posted to subsidiaries as officers to ensure the appropriateness of each subsidiary’s operations.

Subsidiaries must submit monthly reports on their operational situation and results and report on a periodic basis their plans and results to the Management Committee of the Company. Standards are prescribed for the submission to the Company’s Management Committee of significant matters relating to management of consolidated subsidiaries, including investments and loans and other matters; and matters meeting certain standards must receive the prior approval of the Management Committee.

9

f.	Framework for Ensuring Effectiveness and Appropriateness of Internal Control Systems

To ensure the effectiveness and appropriateness of the internal control systems throughout all operations of Nissin Group, the Company has prescribed “Internal Audit Rules”, established the Internal Audit Committee based on those rules and implemented internal audits.

g.	Matters Relating to Employees in when the Corporate Auditors Seek Employees to Assist them in their Work and the Independence of Such Employees from the Directors

A Corporate Auditors Office having one or more full-time employees will be established in order to ensure the smooth conduct of audits by Corporate Auditors. Evaluation of the full-time staff of the Corporate Auditors Office will be conducted by the Corporate Auditors and personnel matters for such full-time staff will be carried out with the consent of the Corporate Auditors.

h.
Framework for Provision of Reports by Directors and Employees to the Corporate Auditors, Framework for Provision of Other Reports to the Corporate Auditors and Framework for Ensuring that Other Actions are Taken so that Audits are Effectively Implemented

Reports are made periodically on the state of execution of duties and so that, in addition to the statutory director’s duty to report (Article 357 of the Companies Act, “any fact likely to cause significant harm to the company”) a framework will be established whereby, among other things, matters having a significant impact on the business of the Company and its subsidiaries, the state of implementation of internal audits or the state of internal whistle-blowing are reported.

(6)	Basic Policies Relating to Control of the Company

The Company has not prescribed any particular matters relating to the persons controlling decisions regarding the Company’s financial and business policies.

10

Consolidated Balance Sheet
(as of March 31, 2011)

Items	Amounts	Items	Amounts
(Assets)	Million yen	(Liabilities)	Million yen
Current Assets	15,687	Current Liabilities	6,581
Cash and Deposits	1,800	Notes Payment and Trade Payables	3,256
Notes Receivable and Trade Receivables	4,568	Short-Term Loans	1,100
Negotiable Securities	4,550	Accrued Income Taxes etc.	671
Goods and Products	2,368	Bonus Reserve	302
Goods in Process	258	Disaster Loss Reserve	13
Raw Materials and Supplies	1,578	Other	1,238
Deferred Tax Assets	315	Fixed Liabilities	2,627
Other	247	Deferred Tax Liabilities	82
Loan Loss Reserve	(0)	Retirement Allowance Reserve	141
Fixed Assets	22,032	Officer Retirement Bonus Reserve	390
Tangible Fixed Assets	9,584	Deferred Tax Liabilities Relating to Re-Evaluation	1,433
Buildings and Structures	2,614	Other	579
Machinery, Equipment and Vehicles	532	Total Liabilities	9,209
Land	6,091	(Net Assets)
Leased Assets	280	Shareholder Equity	26,785
Other	65	Stated Capital	7,004
Intangible Fixed Assets	137	Capital Surplus	7,718
Other	137	Retained Earnings	12,256
Investment and Other Assets	12,310	Treasury Shares	(194)
Securities for Investment	10,602	Accumulated Other Comprehensive Income	1,724
Deferred Tax Assets	743	Net Unrealized Gains (Losses) on Other Securities	54
Other	1,060	Deferred Hedge Gains and Losses	26
Loan Loss Reserve	(95)	Land Revaluation Losses	1,643
		Total Net Assets	28,510
Total Assets	37,719	Total Liabilities and Net Assets	37,719

11

Consolidated Statement of Income
(April 1, 2010 to March 31, 2011)

Item	Amount
	Million yen	Million yen
Sales		44,344
Cost of Sales		35,420
Gross Profit on Sales		8,923
SG&A Expenses		6,399
Operating Profit		2,524
Non-Operating Revenue
Interest Income	7
Dividends Received	43
Equity method investment gain	30
Interest on Tax Refunds	21
Other	28	131
Non-Operating Expenses
Interest Paid	14
Other	28	43
Recurring Profit		2,612
Special Profit
Compensation Income	30
Refund of Fixed Asset Taxes Paid in Prior Years	35	66
Special Losses
Fixed Assets Removal Loss	11
Impairment Loss	47
Revaluation Loss on Investment Securities	62
Golf Club Membership Revaluation Loss	27
Impact from Application of Asset Removal Obligation Accounting
Standards	55
Disaster Loss	53	257
Income before Taxes, etc.		2,421
Income Tax, Resident Tax, Enterprise Tax	1,038
Income Tax Adjustment	(10)	1,027
Income before Minority Interests		1,393
Net Profit		1,393

12

Consolidated Statement of Changes in Net Assets
(April 1, 2010 to March 31, 2011)

(in millions of yen )
	Shareholder Equity
	Stated Capital	Capital Surplus	Retained Earnings	Treasury Shares	Total Shareholder Equity
Balance as of March 31, 2010	7,004	7,718	11,308	(192)	25,838
Changes during the Consolidated Fiscal Year Under Review
Surplus Dividends	－	－	(445)	－	(445)
Net Profit	－	－	1,393	－	1,393
Acquisition of Own Shares	－	－	－	(1)	(1)
Changes during the Consolidated Fiscal Year Under Review in Items Other Than Shareholder Equity (net amount)	－	－	－	－	－
Total Changes during the Consolidated Fiscal Year Under Review	－	－	948	(1)	946
Balance as of March 31, 2011	7,004	7,718	12,256	(194)	26,785

	Accumulated Other Comprehensive Income				Total Net Assets
	Unrealized Loss (Gain) on Other Securities	Deferred Hedge Gains and Losses	Land Revaluation Losses	Total Accumulated Other Comprehensive Income
Balance as of March 31, 2010	183	25	1,643	1,852	27,691
Changes during the Consolidated Fiscal Year Under Review
Surplus Dividends	－	－	－	－	(445)
Net Profit	－	－	－	－	1,393
Acquisition of Own Shares	－	－	－	－	(1)
Changes during the Consolidated Fiscal Year Under Review in Items Other Than Shareholder Equity (net amount)	(128)	0	－	(128)	(128)
Total Changes during the Consolidated Fiscal Year Under Review	(128)	0	－	(128)	818
Balance as of March 31, 2011	54	26	1,643	1,724	28,510

13

Notes to the Consolidated Financial Statements

Notes Concerning Significant Items Relating to the Basis of Presentation of Consolidated Financial Statements

1.            Matters Relating to Scope of Consolidation

(1)	Number of consolidated subsidiaries	5

Names of consolidated subsidiaries	Nissin Cup Co., Ltd., New Port Industry Co., Ltd., Shinpo Shokuhin Co., Ltd., Nissin Yoka Kaihatsu Co., Ltd., Nissin Service Co., Ltd.

(2)	Names of principal unconsolidated subsidiaries	Koitabashi Co., Ltd.

a.	Reasons for exclusion from consolidation:

The unconsolidated subsidiary has been excluded from consolidation because of its small size and because its total assets, sales, net profit (amount corresponding to the equity interest) and retained earnings (amount corresponding to the equity interest), etc., would not have a significant impact on the consolidated financial statements.

2.            Matters Relating to the Scope of Application of Equity Accounting

(1)	Number of affiliated companies accounted for by the equity method	3

Names of principal companies etc.	Shin Higashi Nihon Sugar Manufacturing Co., Ltd., Shinchuto Sangyo Co., Ltd., Nihon Port Sangyo Co., Ltd.

(2)	Names of principal unconsolidated subsidiaries and affiliates not accounted for by the equity method:	Koitabashi Co., Ltd.

a.	Reasons for not applying the equity method:

Given the net profit (amount corresponding to the equity interest) and retained earnings (amount corresponding to the equity interest), etc., of the company, which has not been accounted for under the equity method, excluding it from the application of equity method accounting has insignificant impact on the consolidated financial statements; it is also excluded from the point of view that, overall, it lacks materiality.

(3)	Matters requiring particular note concerning procedures adopted in applying the equity method

For equity method affiliates whose reporting dates differ from the consolidated fiscal year, the financial statements for their fiscal years are used.

3.            Matters Relating to the Fiscal Years of Consolidated Subsidiaries

The reporting dates of consolidated subsidiaries are the same as the consolidated reporting date.

4.            Matters Relating to Accounting Standards

(1)	Valuation Standards and Methods for Significant Assets

14

a.	Negotiable securities

i.	Held-to-maturity securities	Amortized cost method

ii.	Other negotiable securities

Securities having a market value
Market value method based on the market price on the reporting date (all valuation gains or losses are directly recorded in net assets; the cost of securities sold is calculated primarily based on the moving average cost method.)

Securities not having market value	Primarily valuation at cost based on the moving average cost method

iii.	Derivative transactions	Market value method

b.	Inventories

Primarily valuation at cost based on the periodic average method (calculated based on the method of reducing balance sheet book value when the contribution of inventories compared to profit declines)

(2)	Depreciation method for material depreciable assets

a.	Tangible Fixed Assets (excluding Leased Assets)

The Company and two of its five consolidated subsidiaries use the declining balance method. However, for buildings (excluding annexed facilities) acquired on or after April 1, 1998 the straight line method is used. The other three consolidated subsidiaries use the straight line method.

Useful life periods are as follows.

Buildings and structures	3-60 years

Machinery and transportation equipment	2-17 years

b.	Intangible Fixed Assets (excluding Leased Assets)

The straight line method is used. For software used by the Company the straight line method is employed based on an in-house service life of five years.

c.	Leased Assets

Depreciation is calculated using the straight line method based on the useful life being equal to the term of the lease and the residual value being zero. Finance lease transactions in which the transfer of ownership of the leased asset to the lessee are not recognized and for lease transactions with a commencement date prior to the applicable commencement date under Accounting Standards Board of Japan Standard No. 13, “Accounting Standard for Lease Transactions,” will continue to be accounted using the method applicable to ordinary rental transactions.

(3)	Accounting standards for significant reserves

a.	Loan Loss Reserve

15

To prepare for possible defaults on loans, estimated irrecoverable amounts are set aside. For general receivables, the amount is computed using the past delinquency rates, and for specific loans deemed likely to become delinquent, chances of recovery are considered on an individual basis.

b.	Bonus Reserve

In order to provide for payment of employee bonuses, etc., an amount is recognized based on the estimated payments.

c.	Disaster Loss Reserve

In order to provide for recovery costs, etc., related to the Great Eastern Japan Earthquake, the amount of the losses as estimated at the end of the consolidated fiscal year under review is recognized.

d.	Retirement Allowance Reserve

In order to provide for retirement benefits of employees, an amount is recognized based on the estimated retirement benefit obligations and pension assets at the end of the consolidated fiscal year under review. Unrecognized actuarial gains and losses are treated as an expense and recognized from the following consolidated fiscal year based on the straight line method applied over a specific number of years (10 years) which is less than the average remaining service years of the employees when the cost is generated.

If pension assets at the end of a consolidated fiscal year exceed the amount of retirement benefit obligations after deducting unrecognized actuarial gains and losses, etc., this is recorded as a prepaid pension expense to investments and other assets, “Other.”

e.	Officer Retirement Bonus Reserve

In order to provide for officers’ retirement benefits, the Company and four of its consolidated subsidiaries reserve the amount that must be paid at the end of the fiscal year based on the company rules.

(4)	Standard for translation of material foreign currency denominated assets and liabilities into Japanese yen

Foreign currency denominated assets and liabilities are translated into Japanese yen based on the spot foreign exchange rate on the consolidated reporting date and translation gains or losses are treated as profits or losses.

(5)	Significant hedge accounting methods

a.	Hedge accounting method

Primarily the deferred hedge method is used. However, special accounting methods are used for foreign denominated monetary assets and liabilities, with foreign exchange forward contracts.

b.	Hedging methods and hedged items

Hedging instrument	Hedged item
Commodity futures transaction	Raw sugar purchases
Foreign exchange forward transaction	Foreign currency denominated assets and liabilities

16

c.	Hedging policy

Primarily risks related to volatility in raw sugar prices and foreign exchange rates are hedged based on the Company’s “Rules Governing Allocation of Duties.” The discretionary limits for hedging transactions covering raw sugar price volatility risk are stipulated in the internal rules under the Company’s Board of Directors Rules.

d.	Method of evaluating the effectiveness of hedges

The effectiveness is judged by conducting a ratio analysis comparing the aggregate price fluctuations of the hedged items and the aggregate value fluctuations of the hedging instruments.  Verification is also made after the fact in respect to hedges related to forecasts of actual demand to ensure that there was not a significant divergence between the forecasts made and the actual record.

(6)	Amortization of goodwill and negative goodwill and the period of amortization

Amortization of goodwill and of negative goodwill arising up to March 31, 2010 is carried out separately for each item by the straight line method over a reasonable time period of 20 years or less based on an estimate of the duration of the item’s investment effect.

(7)	Method of accounting for consumption taxes, etc.

The tax-exclusion method is used to account for consumption tax and local consumption taxes.

Changes to significant accounting policies for consolidated financial statements

1.             Application of the accounting standard for asset retirement obligations

Commencing from the consolidated fiscal year under review the “Accounting Standard for Asset Retirement Obligations” (Accounting Standards Board of Japan Statement No. 18 released March 31, 2008) and the “Implementation Guidance for the Accounting Standard for Asset Retirement Obligations” (Implementation Guidance No. 21 of the Accounting Standards Board of Japan released March 31, 2008) are put into effect.

As a result of this, operating profit and recurring profit were each reduced by 11 million yen and income before income taxes and minority interests was reduced by 69 million yen.

2.             Application of the “Accounting Standard for Equity Method of Accounting for Investments” and “Practical Solution on Unification of Accounting Policies Applied to Associates Accounted for Using the Equity Method”

Commencing from the consolidated fiscal year under review, the “Accounting Standard for Equity Method of Accounting for Investments” (Accounting Standards Board of Japan Statement No. 16 released March 10, 2008) and the “Practical Solution on Unification of Accounting Policies Applied to Associates Accounted for Using the Equity Method” (Accounting Standards Board of Japan Practical Issues Task Force No. 24 released March 10, 2008) are put into effect.

There was no effect on recurring profit and income before income taxes and minority interests as a result of this.

Changes in Method of Presentation

1.             Consolidated Balance Sheet

Until the prior consolidated fiscal year “Reserve for Officers’ Bonuses” (2 million yen in the consolidated fiscal year under review), was shown  as a separate line item; however, because it lacks materiality it is now included in “Other” under current liabilities.

17

2.             Consolidated Statement of Income

Commencing from the consolidated fiscal year under review, pursuant to “Accounting Standard for Consolidated Financial Statements” (Accounting Standards Board of Japan Statement No. 22 released December 26, 2008), the “Ministerial Ordinance Revising Parts of the Ordinance for Enforcement of the Companies Act and the Ordinance on Company Accounting” (Ordinance of Ministry of Justice No. 7 of 2009 released March 27, 2009) is put into effect and a new line item, “Income before Minority Interests in Income,” is presented.

Notes to Consolidated Balance Sheet

1.             Assets pledged as collateral and secured liabilities

(1)	Amount of assets pledged as collateral (book value)

Buildings and structures	197 million yen
Land	698 million yen

(2)	Secured liabilities

Current liabilities and other	75 million yen

(3)	11 million yen of investment securities are deposited as business guarantee deposits.

2.             Accumulated depreciation on tangible fixed assets

8,239 million yen

3.             Liabilities on guarantees

1,201 million yen (including 1,198 million yen of the Company’s guaranteed portion of the total debt guarantee of 2,397 million yen in respect to loans from financial institutions of Shin Higashi Nihon Sugar Manufacturing Co., Ltd.)

4.             Land Revaluation

Land used for commercial purposes was revalued in accordance with Article 2(iv) of the Law Concerning Land Revaluation. The land revaluation unrealized gains and losses were included under Net Assets.

Method of revaluation

Calculated in accordance with the Ordinance Implementing the Law Concerning the Land Revaluation

Date of revaluation	March 31, 1999

Difference between the market value of the revalued land as of the end of the consolidated fiscal year under review and the book value subsequent to the revaluation

-2,886 million yen

Notes to the Consolidated Statement of Changes in Net Assets

1.             Total number of issued shares at the end of the consolidated fiscal year

Common stock	50,387,948

18

2.             Matters Relating to Dividends

(1)	Dividends paid

Resolution	Type of shares	Total dividend amount	Dividend per share	Record date	Effective date
June 25, 2010 Annual Shareholders’ Meeting	Common stock	445 million yen	9 yen	March 31, 2010	June 28, 2010

Note:           Ordinary dividend: 6 yen and special dividend of 3 yen commemorating the 60th anniversary of the founding of the Company

(2)	Dividends for which the record date falls in the consolidated fiscal year under review and for which the effective date falls in the following consolidated fiscal year are proposed as shown below.

Proposal	Type of shares	Source of dividends	Total dividend amount	Dividend per share	Record date	Effective date
June 28, 2011 Annual Shareholders’ Meeting	Common stock	Retained earnings	297 million yen	6 yen	March 31, 2011	June 29, 2011

Notes Relating to Financial Instruments
1.	Matters relating to the status of financial instruments
In its funds management the Nissin Group limits investments to highly safe financial assets and in its capital procurement relies on bank borrowings and commitment lines.

The Nissin Group strives to reduce credit risk relating to customers’ notes and trade receivables by monitoring due dates and balances outstanding by individual customers. Investment securities are mainly stocks, and the trading results and market prices of listed stocks are periodically reported to the Board of Directors.

Borrowing is primarily for working capital purposes. Derivatives are used for the purpose of reducing risks due to the fluctuations of raw sugar prices and foreign exchange rates.
2.	Matters relating to fair market values, etc., of financial instruments
The consolidated balance sheet amount, the fair market value and the difference between the two on March 31, 2011 (the reporting date of the consolidated fiscal year under review) are as shown below.

(in millions of yen )
	Consolidated balance sheet amount (*)	Fair market value (*)	Difference
(1) Cash and deposits	1,800	1,800	–
(2) Notes receivable and trade receivables	4,568	4,568	–
(3) Negotiable securities and investment securities	6,045	6,045	–
(4) Notes and trade payables	(3,256)	(3,256)	0
(5) Short-term borrowing	(1,100)	(1,100)	–
(6) Income taxes payable, etc.	(671)	(671)	–
(7) Derivative transactions	44	44	–

(*) Liabilities are shown in parentheses.

Note 1: Methods of calculating the fair market value of financial instruments and matters relating to negotiable securities and derivatives transactions
(1)	Cash and deposits and (2) Notes and trade receivables
As they are settled in a short period and their market values are nearly identical to their book values, the book values are used.
(3)	Negotiable securities and investment securities

For stocks the prices on stock exchanges are used; for bonds the prices posted by the exchanges, etc., or prices calculated by adjusting the market price of a similar financial asset by the interest rate and other variables is used.

(4)	Notes and trade payables, (5) Short-term borrowing and (6) Income taxes payable, etc.
As they are settled in a short period and their market values are nearly identical to their book values, the book values are used.
(7)	Derivative transactions
Forward exchange contracts are valued at the forward exchange market rate. Commodity futures are valued at the commodity futures market price.
Note 2: As it is considered extremely difficult to obtain a fair market price for unlisted shares (Consolidated Balance Sheet amount of 9,107 million yen) because there is no market price and future cash flow cannot be estimated, they are not included in “(3) Negotiable securities and investment securities.

19

Notes to Real Estate for Rent, etc.

Because the total amount of real estate for rent, etc., lacks materiality, notes are omitted.

Notes on Per-Share Information

1.	Net assets per share	575.75 yen

2.	Net profit per share	28.14 yen

Significant Subsequent Events

N.A.

Other Notes

1.	Notes relating to impairment loss of fixed assets

The following impairment losses are recognized in the consolidated fiscal year under review for the asset groups shown below.

Location	Use	Type	Amount (million yen)
Koto-ku, Tokyo	Sports club buildings	Leased asset	25
		Other	21
		(Total)	47

In applying asset impairment accounting, the Company classifies assets into groups based on type and business segment. However, those leased assets, sports club buildings and idle assets, etc., which are considered to produce generally independent cash flows, are separately grouped.

The collectable amount for the sports club buildings is measured based on use value and because the valuation based on future cash flow is negative, the collectable amount is estimated as zero.

2.	Amounts shown have been rounded down to the nearest million yen.

20

Audit Report Concerning Consolidated Financial Statements

Report of Independent Auditor
May 9, 2011

To Board of Directors Nissin Sugar Manufacturing Co., Ltd.

Ernst & Young Shin Nihon LLC

Designated Limited Liability Member Executive Officer	Certified Public Accountant	Yasuhiro Imai	[seal]
Designated Limited Liability Member Executive Officer	Certified Public Accountant	Yasuhiro Tamura	[seal]

We have audited the consolidated financial statements comprising of the consolidated balance sheet, consolidated statement of income, consolidated statement of changes in net assets and related notes of Nissin Sugar Manufacturing Co., Ltd. (the “Company”) for the consolidated fiscal year from April 1, 2010 to March 31, 2011 in accordance with Article 444, Paragraph 4 of the Companies Act. The consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the consolidated financial statements based on our audit as independent auditors.

We conducted our audit in accordance with auditing standards generally accepted in Japan. Those auditing standards require us to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit is performed on a test basis and includes assessing the accounting principles used, the method of their application and estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position and the results of operations of the Company and its consolidated subsidiaries for the period for which the consolidated financial statements were prepared, in conformity with accounting principles generally accepted in Japan.

Our firm and its executive officers have no interests in the Company which should be disclosed pursuant to the provisions of the Certified Public Accountants Law of Japan.

21

Report of Board of Corporate Auditors Concerning Consolidated Financial Statements

Report of Board of Corporate Auditors Concerning Consolidated
Financial Statements

The Board of Corporate Auditors has prepared this audit report on the basis of audit reports prepared by Corporate Auditors in regards to the financial statements (consolidated balance sheet, consolidated statement of income, consolidated Statement of Changes in Net Assets, and the consolidated notes) for the 84th business term, from April 1, 2010 through March 31, 2011. After discussing the reports, we have prepared this Audit Report and report as follows.

1.        Procedures and details of the audits by the Auditors and the Board of Corporate Auditors

The Board of Corporate Auditors established the audit policy, allocation of duties, and other relevant matters, and received reports from each Corporate Auditor regarding the implementation of audits and results thereof, as well as reports from the Directors, other relevant personnel, and the independent auditor regarding the execution of their duties, and sought explanations as necessary.

Each Corporate Auditor complied with the auditing standards for Corporate Auditors and allocation of duties established by the Board of Corporate Auditors, received reports from the Directors, employees, and other relevant persons and sought explanations as necessary. Furthermore, we monitored and verified whether the independent auditor maintained its independence and implemented appropriate audits, and we received reports from the independent auditor regarding the performance of its duties and sought explanations as necessary. In addition, we received notice from the independent auditor that “systems for ensuring that duties are performed properly” (matters set forth in each Item of Article 131 of the Corporate Calculation Regulations) were maintained in accordance with the “Quality Management Standards Regarding Audits” (Business Accounting Council, October 28, 2005) and other relevant standards, and sought explanations as necessary. Based on the above methods, we examined the consolidated financial statements for the fiscal year under review.

2.        Results of Audit

In our opinion, the audit methods and audit results received from the independent auditor Ernst & Young Shin Nihon LLC are appropriate.

May 10, 2011

Nissin Sugar Manufacturing Co., Ltd., Board of Auditors

Full-time Corporate Auditor	Kunihiro Fujii	[seal]
Full-time Corporate Auditor	Masayuki Gawase	[seal]
Outside Auditor	Norihiko Shimizu	[seal]
Outside Auditor	Eisei Kaneda	[seal]

22

Balance Sheet
(as of March 31, 2011)

Items	Amounts	Items	Amounts
(Assets)	Million yen	(Liabilities)	Million yen

Current Assets	10,945	Current Liabilities	4,484
Cash and Deposits	889	Trade Payables	2,182
Trade Receivables	1,661	Short-Term Loans	1,100
Negotiable Securities	4,550	Leasing Obligations	33
Goods and Products	12	Payables	100
Goods in Process	258	Accrued Expenses	185
Raw Materials and Supplies	1,468	Accrued Income Taxes etc.	506
Prepaid Expenses	78	Prepayments Received	67
Deferred Tax Assets	131	Deposits	12
Short-Term Loans to Affiliates	1,810	Bonus Reserve	127
Other	85	Disaster Loss Reserve	7
Loan Loss Reserve	(0)	Other	159
Fixed Assets	23,623	Fixed Liabilities	2,088
Tangible Fixed Assets	7,835	Leasing Obligations	74
Buildings	1,645	Officer Retirement Bonus Reserve	281
Structures	99	Asset Removal Obligations	37
Machinery and Equipment	229	Deferred Tax Liabilities Relating to Revaluation	1,433
Vehicles	9	Other	261
Tools, Fixtures and Furnishings	50	Total Liabilities	6,572
Land	5,722
Leased Assets	77	(Net Assets)
Intangible Fixed Assets	119	Shareholder Equity	26,386
Software	28	Stated Capital	7,004
Other	91	Capital Surplus	7,718
Investment and Other Assets	15,668	Capital Reserves	1,751
Investment Securities	1,506	Other Capital Surplus	5,967
Shares in Affiliates	12,101	Retained Earnings	11,857
Equity Contributions	1	Other Retained Earnings	11,857
Long-Term Loans to Affiliates	1,617	Special Reserves	8,400
Deferred Tax Assets	107	Retained Earnings Brought Forward	3,457
Long-Term Security Deposits	606	Treasury Shares	(194)
Other	223	Unrealized Evaluation, Translation Losses	1,609
Loan Loss Reserve	(495)	Unrealized Losses on Other Securities	(60)
		Deferred Hedge Gains and Losses	26
		Land Revaluation Losses	1,643
		Total Net Assets	27,995
Total Assets	34,568	Liabilities and Total Net Assets	34,568

23

Statement of Income
(April 1, 2010 to March 31, 2011)

(in millions of yen )
Item	Amount
Sales		30,253
Cost of Sales		26,247
Gross Profit on Sales		4,006
SG&A Expenses		2,124
Operating Profit		1,881
Non-Operating Revenue
Interest Income	53
Dividends Received	132
Other	24	210
Non-Operating Expenses
Interest Paid	20
Other	17	38
Recurring Profit		2,053
Special Losses
Fixed Asset Removal Loss	1
Impairment Loss	47
Investment Securities Impairment Loss	60
Golf Club Membership Revaluation Loss	27
Build of Affiliate Loan Loss Reserve	4
Impact from Application of Asset Removal Obligation Accounting Standards	51
Disaster Loss	30	222
Net Profit before Taxes		1,831
Corporate Tax, Resident Tax, Enterprise Tax	804
Income Tax Adjustment	(59)	745
Net Profit		1,086

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Statement of Changes in Net Assets
(April 1, 2010 to March 31, 2011)

(in millions of yen )
	Shareholder Equity
	Stated Capital	Capital Surplus			Retained Earnings			Treasury Shares	Total Shareholder Equity
		Capital Reserves	Other Capital Surplus	Total Capital Surplus	Other Retained Earnings		Total Retained Earnings
					Special Reserves	Retained Earnings
Balance as of March 31, 2010	7,004	1,751	5,967	7,718	8,400	2,816	11,216	(192)	25,747
Changes during the Business Year under Review
Surplus Dividends	－	－	－	－	－	(445)	(445)	－	(445)
Net Profit	－	－	－	－	－	1,086	1,086	－	1,086
Acquisition of Own Shares	－	－	－	－	－	－	－	(1)	(1)
Changes in Items Other Than Shareholder Equity during the Business Year under Review (net amount)	－	－	－	－	－	－	－	－	－
Total Changes during the Business Year under Review	－	－	－	－	－	640	640	(1)	639
Balance as of March 31, 2011	7,004	1,751	5,967	7,718	8,400	3,457	11,857	(194)	26,386

	Unrealized Valuation, Translation Gains and Losses				Total Net Assets
	Unrealized Gains (Losses) on Other Securities	Deferred Hedge Gains and Losses	Land Revaluation Losses	Total Unrealized Valuation, Translation Gains and Losses
Balance as of March 31, 2010	31	25	1,643	1,701	27,448
Changes during the Business Year under Review
Surplus Dividends	－	－	－	－	(445)
Net Profit	－	－	－	－	1,086
Acquisition of Own Shares	－	－	－	－	(1)
Changes in Items Other Than Shareholder Equity during the Business Year under Review (net amount)	(92)	0	－	(91)	(91)
Total Changes during the Business Year under Review	(92)	0	－	(91)	547
Balance as of March 31, 2011	(60)	26	1,643	1,609	27,995

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Notes to the Non-consolidated Financial Statements

Notes relating to significant accounting policies

1.             Valuation Standards and Methods for Assets

(1)	Negotiable securities

	a.	Held-to-maturity securities	Amortized cost method

	b.	Shares of subsidiaries and shares of affiliated companies	Market value based on the moving average cost method

	c.	Other negotiable securities

Securities having a market value
Market value method based on the market price on the reporting date (all valuation gains or losses are directly recorded in net assets; the cost of securities sold is calculated primarily based on the moving average cost method)

		Securities not having market value	Market value based on the moving average cost method

(2)	Derivative transactions		Market value method

(3)	Inventories		Primarily valuation at cost based on the periodic average method (calculated based on the method of reducing balance sheet book value when the contribution of inventories compared to profit declines)

2.             Depreciation method for fixed assets

(1)	Tangible fixed assets (excluding Leased Assets)

The declining balance method is used. However, for buildings (excluding annexed facilities) acquired on or after April 1, 1998, the straight line method is used.

Useful life periods are as follows:

Buildings and structures	5-50 years

Machinery and equipment	5-17 years

(2)	Intangible fixed assets (excluding Leased Assets)

The straight line method is used. For software used by the Company the straight line method is employed based on an in-house service life of 5 years.

(3)	Leased Assets

Depreciation is calculated using the straight line method with the useful life equal to the term of the lease and the residual value being considered zero. Finance lease transactions in which the transfer of ownership of the leased asset to the lessee are not recognized and where the commencement date of the lease transaction is prior to the applicable commencement date under Accounting Standards Board of Japan Standard No. 13, “Accounting Standard for Lease Transactions” the assets continue to be accounted for based on the method applicable to ordinary rental transactions

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3.             Accounting standards for reserves

(1)	Loan Loss Reserve

To prepare for possible defaults on loans, estimated irrecoverable amounts are set aside. For general receivables, the amount is computed using the past delinquency rates, and for specific loans deemed likely to become delinquent, chances of recovery are considered on an individual basis

(2)	Bonus Reserve

In order to provide for payment of employee bonuses, etc., an amount is recognized based on the estimated payments

(3)	Disaster Loss Reserve

In order to provide for recovery costs, etc., related to the Great Eastern Japan Earthquake, the amount of the losses as estimated at the end of the fiscal year under review is recognized.

(4)	Retirement Allowance Reserve

In order to provide for retirement benefits of employees, an amount is recognized based on the estimated retirement benefit obligations and pension assets at the end of the fiscal year under review. Unrecognized actuarial gains and losses are treated as an expense and recognized from the following fiscal year based on the straight line method based on a specific number of years (10 years) which is less than the average remaining service years of the employees when the cost is generated.

If pension assets at the end of the fiscal year exceed the amount of retirement benefit obligations after deducting unrecognized actuarial gains and losses, this is recorded as prepaid pension expense to investments and other assets, “Other.”

(5)	Officer Retirement Bonus Reserve

In order to provide for officers’ retirement benefits, the Company reserves the amount that must be paid at the end of the fiscal year based on the company rules.

4.             Standard for translation of foreign currency denominated assets and liabilities into Japanese yen

Foreign currency denominated assets and liabilities are translated into Japanese yen based on the spot foreign exchange rate on the reporting date and translation gains or losses are treated as profits or losses.

5.             Hedge accounting methods

(1)	The deferred hedge method is used. However, special accounting methods are used for foreign denominated monetary assets and liabilities, etc., with foreign exchange forward contracts, etc.

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(2)	Hedging methods and hedged items

Hedging instrument	Hedged item
Commodity futures transaction	Raw sugar purchases
Foreign exchange forward transaction	Foreign currency denominated assets and liabilities

(3)	Hedging policy

The Company hedges risks related to volatility in raw sugar prices and foreign exchange rates based on internal “Rules Governing Allocation of Duties.”   The discretionary limits for hedging transactions covering raw sugar price volatility risk are stipulated in the internal rules under the Board of Directors Rules.

(4)	Method of evaluating the effectiveness of hedges

Effectiveness is judged by conducting a ratio analysis comparing the aggregate price fluctuations of the hedged items and the aggregate value fluctuations of the hedging instruments.  Verification is also made after the fact in respect to hedges related to forecasts of actual demand to ensure that there was not a significant divergence between the forecasts made and the actual record.

6.             Method of accounting for consumption taxes, etc.

The tax-exclusion method is used to account for consumption tax and local consumption taxes.

Changes to accounting policies

Commencing from the fiscal year under review the “Accounting Standard for Asset Retirement Obligations” (Accounting Standards Board of Japan Statement No. 18 released March 31, 2008) and the “Implementation Guidance for the Accounting Standard for Asset Retirement Obligations” (Implementation Guidance No. 21 of the Accounting Standards Board of Japan released March 31, 2008) are implemented.

As a result of this, operating profit and recurring profit of the fiscal year under review were each reduced by 11 million yen and income before income taxes was reduced by 64 million yen.

Notes to the Unconsolidated Balance Sheet

1.             Assets pledged as collateral and secured liabilities

(1)	Amount of assets pledged as collateral (book value)

Buildings and structures	197 million yen
Land	975 million yen

(2)	Secured liabilities

Current liabilities and other	75 million yen

(3)	11 million yen of investment securities are deposited as business guarantee deposits.

2.             Accumulated depreciation on tangible fixed assets

3,076 million yen

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3.             Guaranteed liabilities

1,493 million yen (including 1,198 million yen of the Company’s guaranteed portion of the total debt guarantee of 2,397 million yen in respect to loans from financial institutions of Shin Higashi Nihon Sugar Manufacturing Co., Ltd.)

4.             Monetary assets and liabilities in respect to affiliates

Short-term loan receivables	2,914 million yen
Short-term loan obligations	973 million yen
Long-term loan receivables	1,624 million yen
Long-term loan obligations	48 million yen

5.             Land Revaluation

Land used for commercial purposes was revalued in accordance with Article 2(iv) of the Law Concerning Land Revaluation. The land revaluation unrealized gains and losses were included under Net Assets.

Method of revaluation	Calculated in accordance with the Ordinance Implementing the Law Concerning Land Revaluation.

Date of revaluation	March 31, 1999

Difference between the market value of the revalued land as of the end of this fiscal year and the book value subsequent to the revaluation.	-2,886 million yen

Notes to the Unconsolidated Statement of Income

Amount of transactions with affiliated companies
Sales to affiliated companies	27,079 million yen
Purchases from affiliated companies	8,565 million yen
Amount of transactions other than trading transactions with affiliated companies	159 million yen

Notes to Statement of Changes in Net Assets

Number of treasury shares at the end of the fiscal year under review

Common stock	869,180

Notes to Deferred Tax Assets

Breakdown of deferred tax assets and deferred tax liabilities by main cause of occurrence

Deferred tax assets
Loan Loss Reserve	202 million yen
Valuation loss on investment securities, etc.	137
Officer Retirement Bonus Reserve	114
Bonus Reserve	51
Income taxes payable	44
Other	141
Subtotal of deferred tax assets	691
Valuation allowance	(416)
Total deferred tax assets	275
Deferred tax liabilities
Deferred hedge gains	(18)
Other	(19)
Total deferred tax liabilities	(37)
Net deferred tax assets	238

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Notes to Fixed Assets Used Under Lease

In addition to fixed assets shown on the balance sheet, some sports club equipment, etc., is used under finance leases with no transfer of ownership.

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Notes on Related Party Transactions

1.             Subsidiaries and affiliates

Type	Name of company, etc.	Percentage of voting rights or ownership	Relationship		Type of transactions	Amount of transactions	Account item	End-of-year balance
			Positions held concurrently by officers, etc.	Business relationship
Subsidiary	Nissin Cup Co., Ltd.	Direct ownership 100％	4	Customer for Company products	Sale of products (Note 1)	26,744	Trade receivables	1,084
	Shinpo Shokuhin Co., Ltd.	Direct ownership 100％	3	Packager and processer of Company products	Purchase of products (Note 2)	2,116	Trade payables	340
Affiliate	Shin Higashi Nihon Sugar Manufacturing Co., Ltd.	Direct ownership 50％	6	Manu-facturer of Company products	Production outsourcing of refined sugar (Note 3)	4,769	Trade payables	396
					Guarantee of liabilities (Note 4)	1,198	－	－

Note:  Consumption taxes are not included in the above transaction amounts, but are included in the end-of-year balances.
Transaction terms and polices, etc., for determining transaction terms

Note 1:	The Company indicates its desired price taking into account market prices and total cost of sales and the final transaction terms are decided in negotiations, which take place semi-annually.
Note 2:	The Company indicates its desired price taking into account market prices and total cost of sales and the final transaction terms are decided in negotiations, which take place semi-annually.
Note 3:
The manufacturing outsourcing fee is decided after taking into account the price estimated from the market price of the Company’s products and the total costs indicated by Shin Higashi Nihon Sugar Manufacturing Co., Ltd.

Note 4:
The Company has guaranteed bank loans (1,795 million yen with a term of 6 years and 602 million yen with a term of 8 years) of Shin Higashi Nihon Sugar Manufacturing Co., Ltd. The Company receives no guarantee fee.

Notes on Per-Share Information

1.	Net assets per share	565.36 yen
2.	Net profit per share	21.93 yen

Significant Subsequent Events
N.A.

Other Notes
1.           Notes relating to impairment loss of fixed assets
  The following impairment losses are recognized in fiscal year under review for the asset groups shown below.

(in millions)
Location	Use	Type	Amount
Koto-ku, Tokyo	Sports club buildings	Leased asset	25
		Other	21
		(Total)	47

In applying asset impairment accounting, the Company classifies assets into groups based on type and business segment. However, those leased assets, sports club buildings and idle assets, etc., which are considered to produce generally independent cash flows, are grouped separately.

The collectable amount for the sports club buildings is measured based on use value and because the valuation based on future cash flow is negative, the collectable amount is estimated as zero.

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2．Amounts shown have been rounded down to the nearest million yen.

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Auditors’ Report Concerning the Financial Statements

Report of Independent Auditor

May 9, 2011

To	Board of Directors
Nissin Sugar Manufacturing Co., Ltd.
Ernst & Young Shin Nihon LLC

	Designated Limited Liability Member Executive Officer	Certified Public Accountant	Yasuhiro Imai	[seal]
	Designated Limited Liability Member Executive Officer	Certified Public Accountant	Yasuhiro Tamura	[seal]

We have audited the financial statements comprising of the balance sheet, statement of income, statement of changes in net assets, related notes and supplementary schedules of Nissin Sugar Manufacturing Co., Ltd. (the “Company”) for its 84th business term, from April 1, 2010 to March 31, 2011 in accordance with Article 436, Paragraph 2, Item (1) of the Companies Act. The financial statements and supplementary schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements and supplementary schedules based on our audit as independent auditors.

We conducted our audit in accordance with auditing standards generally accepted in Japan. Those auditing standards require us to obtain reasonable assurance about whether the financial statements and supplementary schedules are free of material misstatement. An audit is performed on a test basis and includes assessing the accounting principles used, the method of their application and estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements and supplementary schedules. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and supplementary schedules referred to above present fairly, in all material respects, the financial position and the results of operations of the Company for the period for which the financial statements and supplementary schedules were prepared, in conformity with accounting principles generally accepted in Japan.

Our firm and its executive officers have no interests in the Company which should be disclosed pursuant to the provisions of the Certified Public Accountants Law of Japan.

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Audit Report of Board of Corporate Auditors

Audit Report

The Board of the Corporate Auditors prepared and reported this audit report with regard to the execution of duties of Directors of the Company for the 84th fiscal year from April 1, 2010, to March 31, 2011 as a consensus opinion by all Corporate Auditors, after deliberation, on the basis of the reports prepared by each Corporate Auditor; the Board hereby reports as follows.

1.	Procedures and details of the audits by the Auditors and the Board of Corporate Auditors

The Board of Corporate Auditors established the audit policy, allocation of duties and other relevant matters and received reports from each Corporate Auditor regarding the implementation of audits and results thereof, as well as reports from the Directors, other relevant personnel and the independent auditor regarding the execution of their duties and sought explanations as necessary.

In accordance with the audit policies, allotment of duties and other matters stipulated by the Board of Auditors, the Corporate Auditors endeavored to communicate with Directors, the Internal Audit Department and other employees, so as to facilitate information-gathering and put in place a proper audit environment. The Auditors attended meetings of the Board of Directors and other important meetings, received reports from directors and employees on the execution of their duties, requested clarifications where needed and examined important decision-making documents to investigate the status of operations and assets at the head office and primary places of business. Furthermore, we examined and verified the framework for ensuring that the execution of duties by Directors set forth in the business reports were in compliance with laws and regulations and with the Articles of Incorporation and the resolutions adopted by the Board of Directors with respect to the frameworks specified in Article 100, Paragraphs 1 and 3 of the Companies Act Enforcement Regulations as frameworks necessary for ensuring the appropriateness of operations as a stock company (internal control systems).

In regards to internal controls for the financial statements, we received reports from Directors and Ernst & Young Shin Nihon LLC and other reports concerning such internal controls and sought explanations as necessary.

For subsidiaries of the Company, we endeavored to reach a consensus and exchange information with, among others, the directors and corporate auditors of the subsidiaries and, where necessary, received business reports from the subsidiaries. In accordance with these methods, we examined the business reports and supplementary schedules for the fiscal year under review.

We also monitored and examined whether or not the independent auditor maintained independence and conducted a proper audit. We received a report from the independent auditor on the status of the performance of duties and sought explanations as necessary. In addition, we received notice from the independent auditors that the systems for ensuring that duties are executed properly (matters set forth in each item of Article 131 of the Company Accounting Regulations) were established in accordance with the Quality Control Standards Regarding Audits (Business Accounting Council, October 28, 2005), and sought explanations as necessary. In accordance with the above methods, the corporate auditors examined the financial statements (balance sheet, statement of income, statement of changes in net assets and notes to the financial statements) and the supplementary schedules for the fiscal year under review.

2.	Results of audit

	(1)	Results of audit of business reports and other documents

		1.	We confirm that the business reports and supplementary schedules accurately represent the position of the Company in accordance with applicable laws and regulations and the Articles of Incorporation.

		2.	We have not found any improper conduct or any material evidence of violations of the law or any Articles of Incorporation in relation to the execution of duties by the directors.

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3.
We confirm that the resolutions adopted by the Board of Directors with respect to internal control systems are reasonable. In addition, we have not found any matters that should be noted regarding the execution of duties by Directors in relation to internal control systems, including the internal control system for financial reporting.

(2)	Results of audit of financial statements and supplementary schedules

We confirm that the methods used by the Independent Auditor Ernst & Young Shin Nihon LLC, for this audit and the results thereof are reasonable.

May 10, 2011
Nissin Sugar Manufacturing Co., Ltd., Board of Auditors

		Full-time Corporate Auditor	Kunihiro Fujii	[seal]
		Full-time Corporate Auditor	Masayuki Gawase	[seal]
		Outside Auditor	Norihiko Shimizu	[seal]
		Outside Auditor	Eisei Kaneda	[seal]

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